                               WLFC FUNDING CORPORATION
                                        Issuer

                                         and

                                 THE BANK OF NEW YORK
                                  Indenture Trustee





                         -----------------------------------


                                      INDENTURE

                            Dated as of September 1, 1997

                         -----------------------------------

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                                  TABLE OF CONTENTS

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
ARTICLE IDEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 101.   DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . 3
     Section 102.   OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . .21
     Section 103.   COMPUTATION OF TIME PERIODS. . . . . . . . . . . . . . . .22
     Section 104.   DUTIES OF ADMINISTRATIVE AGENT . . . . . . . . . . . . . .22

ARTICLE IITHE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 201.   AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . .23
     Section 202.   FORM OF NOTES. . . . . . . . . . . . . . . . . . . . . . .23
     Section 203.   EXECUTION; RECOURSE OBLIGATION . . . . . . . . . . . . . .23
     Section 204.   CERTIFICATE OF AUTHENTICATION. . . . . . . . . . . . . . .24
     Section 205.   REGISTRATION; REGISTRATION OF TRANSFER AND
               EXCHANGE OF NOTES . . . . . . . . . . . . . . . . . . . . . . .24
     Section 206.   MUTILATED, DESTROYED, LOST AND STOLEN NOTES. . . . . . . .26
     Section 207.   DELIVERY, RETENTION AND CANCELLATION OF NOTES. . . . . . .27

ARTICLE IIIPAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS . . . . . . . . . . . .29
     Section 301.   PRINCIPAL AND INTEREST . . . . . . . . . . . . . . . . . .29
     Section 302.   DIRECTION TO LESSEES . . . . . . . . . . . . . . . . . . .29
     Section 303.   TRUST ACCOUNT. . . . . . . . . . . . . . . . . . . . . . .29
     Section 304. INVESTMENT OF MONIES HELD IN THE TRUST ACCOUNT, THE RESTRICTED CASH ACCOUNT, ENGINE RESERVE ACCOUNT, THE
               SECURITY DEPOSIT ACCOUNT AND SERIES ACCOUNTS. . . . . . . . . .30
     Section 305.   REPORTS TO NOTEHOLDERS . . . . . . . . . . . . . . . . . .31
     Section 306.   RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . .31
     Section 307.   RESTRICTED CASH ACCOUNT. . . . . . . . . . . . . . . . . .31
     Section 308.   ENGINE RESERVE ACCOUNT . . . . . . . . . . . . . . . . . .31
     Section 309.   SECURITY DEPOSIT ACCOUNT . . . . . . . . . . . . . . . . .31
     Section 310.   SECURITIES ACCOUNTS. . . . . . . . . . . . . . . . . . . .32

ARTICLE IVCOLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 401.   COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 402.   PRO RATA INTEREST. . . . . . . . . . . . . . . . . . . . .34
     Section 403.   INDENTURE TRUSTEE'S APPOINTMENT AS ATTORNEY-IN-FACT. . . .34
     Section 404.   RELEASE OF SECURITY INTEREST . . . . . . . . . . . . . . .35
     Section 405.   ADMINISTRATION OF COLLATERAL . . . . . . . . . . . . . . .36
     Section 406.   QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . .38
     Section 407.   ACKNOWLEDGMENT . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE VRIGHTS OF NOTEHOLDERS; ALLOCATIONAND APPLICATION OF
     COLLECTIONS;REQUISITE GLOBAL MAJORITY . . . . . . . . . . . . . . . . . .39
     Section 501.   RIGHTS OF NOTEHOLDERS. . . . . . . . . . . . . . . . . . .39
     Section 502.   COLLECTIONS AND ALLOCATIONS. . . . . . . . . . . . . . . .39

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     Section 503.   DETERMINATION OF REQUISITE GLOBAL MAJORITY . . . . . . . .39

ARTICLE VICOVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     Section 601.   PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT OF TAXES. . . .40
     Section 602.   MAINTENANCE OF OFFICE. . . . . . . . . . . . . . . . . . .40
     Section 603.   CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . .40
     Section 604.   PROTECTION OF COLLATERAL . . . . . . . . . . . . . . . . .40
     Section 605.   PERFORMANCE OF OBLIGATIONS . . . . . . . . . . . . . . . .41
     Section 606.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .41
     Section 607.   NON-CONSOLIDATION OF ISSUER. . . . . . . . . . . . . . . .42
     Section 608.   NO BANKRUPTCY PETITION . . . . . . . . . . . . . . . . . .42
     Section 609.   LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 610.   OTHER DEBT . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 611.   GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. . . . .43
     Section 612.   CONSOLIDATION, MERGER AND SALE OF ASSETS . . . . . . . . .43
     Section 613.   OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . .43
     Section 614.   CHARTER DOCUMENTS. . . . . . . . . . . . . . . . . . . . .44
     Section 615.   CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . .44
     Section 616.   PERMITTED ACTIVITIES . . . . . . . . . . . . . . . . . . .44
     Section 617.   INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . .44
     Section 618.   PAYMENTS OF COLLATERAL . . . . . . . . . . . . . . . . . .44
     Section 619.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 620.   BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . .45
     Section 621.   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 622.   SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . .45
     Section 623.   INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . .45
     Section 624.   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . .45
     Section 625.   ASSET BASE CERTIFICATE . . . . . . . . . . . . . . . . . .45
     Section 626.   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . .45
     Section 627.   SERVICING REPORT . . . . . . . . . . . . . . . . . . . . .45
     Section 628.   CASH RECEIPTS REPORT . . . . . . . . . . . . . . . . . . .46
     Section 629.   RESERVED . . . . . . . . . . . . . . . . . . . . . . . . .46

ARTICLE VIIDISCHARGE OF INDENTURE; PREPAYMENTS . . . . . . . . . . . . . . . .47
     Section 701.   FULL DISCHARGE . . . . . . . . . . . . . . . . . . . . . .47
     Section 702.   PREPAYMENT OF NOTES. . . . . . . . . . . . . . . . . . . .47
     Section 703.   UNCLAIMED FUNDS. . . . . . . . . . . . . . . . . . . . . .48

ARTICLE VIIIDEFAULT PROVISIONS AND REMEDIES. . . . . . . . . . . . . . . . . .49
     Section 801.   EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . .49
     Section 802.   ACCELERATION OF STATED MATURITY; RESCISSION AND
               ANNULMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .50
     Section 803.   COLLECTION OF INDEBTEDNESS . . . . . . . . . . . . . . . .51
     Section 804.   REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .51
     Section 805.   INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT
               POSSESSION OF NOTES . . . . . . . . . . . . . . . . . . . . . .52
     Section 806.   ALLOCATION OF MONEY COLLECTED. . . . . . . . . . . . . . .52
     Section 807.   LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . . .53

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     Section 808.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
               PRINCIPAL AND INTEREST. . . . . . . . . . . . . . . . . . . . .53
     Section 809.   RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . . .54
     Section 810.   RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . . .54
     Section 811.   DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . . .54
     Section 812.   CONTROL BY THE CONTROL PARTY OF THE AFFECTED SERIES. . . .54
     Section 813.   WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . . .55
     Section 814.   UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . .55
     Section 815.   WAIVER OF STAY OR EXTENSION LAWS . . . . . . . . . . . . .55
     Section 816.   SALE OF COLLATERAL . . . . . . . . . . . . . . . . . . . .55
     Section 817.   ACTION ON NOTES. . . . . . . . . . . . . . . . . . . . . .56

ARTICLE IX CONCERNING THE INDENTURE TRUSTEE. . . . . . . . . . . . . . . . . .57
     Section 901.   DUTIES OF INDENTURE TRUSTEE. . . . . . . . . . . . . . . .57
     Section 902.   CERTAIN MATTERS AFFECTING THE INDENTURE TRUSTEE. . . . . .58
     Section 903.   INDENTURE TRUSTEE NOT LIABLE . . . . . . . . . . . . . . .59
     Section 904.   INDENTURE TRUSTEE MAY OWN NOTES. . . . . . . . . . . . . .60
     Section 905.   INDENTURE TRUSTEE'S FEES AND EXPENSES. . . . . . . . . . .60
     Section 906.   ELIGIBILITY REQUIREMENTS FOR INDENTURE TRUSTEE . . . . . .61
     Section 907.   RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE . . . . . . .61
     Section 908.   SUCCESSOR INDENTURE TRUSTEE. . . . . . . . . . . . . . . .62
     Section 909.   MERGER OR CONSOLIDATION OF INDENTURE TRUSTEE . . . . . . .62
     Section 910.   SEPARATE INDENTURE TRUSTEES, CO-INDENTURE
               TRUSTEES AND CUSTODIANS . . . . . . . . . . . . . . . . . . . .62
     Section 911.   REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . .64
     Section 912.   INDENTURE TRUSTEE OFFICES. . . . . . . . . . . . . . . . .65
     Section 913.   NOTICE OF EVENT OF DEFAULT . . . . . . . . . . . . . . . .65

ARTICLE XSUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . .66
     Section 1001.  SUPPLEMENTAL INDENTURES NOT CREATING A NEW SERIES
               WITHOUT CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . . .66
     Section 1002.  SUPPLEMENTAL INDENTURES NOT CREATING A NEW
               SERIES WITH CONSENT OF HOLDERS. . . . . . . . . . . . . . . . .67
     Section 1003.  EXECUTION OF SUPPLEMENTAL INDENTURES . . . . . . . . . . .68
     Section 1004.  EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . . .68
     Section 1005.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. . . . . . .68
     Section 1006.  ISSUANCE OF SERIES OF NOTES. . . . . . . . . . . . . . . .68

ARTICLE XIHOLDERS LISTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .70
     Section 1101.  ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND
               ADDRESSES OF HOLDERS. . . . . . . . . . . . . . . . . . . . . .70
     Section 1102.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS . .70

ARTICLE XIIEARLY AMORTIZATION EVENT. . . . . . . . . . . . . . . . . . . . . .71
     Section 1201.  EARLY AMORTIZATION EVENT . . . . . . . . . . . . . . . . .71

ARTICLE XIIIMISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . .72
     Section 1301.  COMPLIANCE CERTIFICATES AND OPINIONS . . . . . . . . . . .72
     Section 1302.  FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE . . . . .72


     Section 1303.  ACTS OF HOLDERS. . . . . . . . . . . . . . . . . . . . . .73
     Section 1304.  INSPECTION . . . . . . . . . . . . . . . . . . . . . . . .73
     Section 1305.  LIMITATION OF RIGHTS . . . . . . . . . . . . . . . . . . .74
     Section 1306.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .74
     Section 1307.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .74
     Section 1308.  CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . .75
     Section 1309.  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .75
     Section 1310.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .75
     Section 1311.  NO PETITION. . . . . . . . . . . . . . . . . . . . . . . .75
     Section 1312.  GENERAL INTERPRETIVE PRINCIPLES. . . . . . . . . . . . . .75
     Section 1313.  EFFECTIVE DATE OF TRANSACTION. . . . . . . . . . . . . . .76
     Section 1314.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .76


     EXHIBIT A  -   Reserved
     EXHIBIT B  -   Intentionally Omitted
     EXHIBIT C  -   Manufacturers, Engines Types
     EXHIBIT D  -   Transfer Certificate (Rule 144A)
     EXHIBIT E  -   Transfer Certificate (other than Rule 144A)
     EXHIBIT F  -   Form of Non-Recourse Release

     SCHEDULE 1     Certain Terms

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          This Indenture, dated as of September 1, 1997 (as amended or supplemented from time to time as permitted hereby, the "Indenture"), between WLFC Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Issuer") and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").


                                W I T N E S S E T H :

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer.


                                   GRANTING CLAUSE

     To secure the payment of the Outstanding Obligations of each Series and amounts owing by the Issuer under any Interest Rate Hedge Agreement and the performance of all of the Issuer's covenants and agreements in this Indenture and the related Supplement, the Issuer hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Indenture Trustee, for the benefit of Noteholders of such Series, any Series Enhancer and any Interest Rate Hedge Provider, a security interest in and to all of the Issuer's right, title and interest in, to and under the following, whether now existing or hereafter created: (i) the Eligible Engines, related Lease Agreements (other than indemnification payments) and other Contributed Assets identified in the related Supplement, (ii) the Trust Account, Restricted Cash Account, Engine Reserve Account, Security Deposit Account and Series Account and all amounts and Eligible Investments on deposit from time to time in any such account to the extent that such amounts (including Excess Cash Available for Distribution) and Eligible Investments therein are specifically identified or allocated to such Series in accordance with the terms of this Indenture or the related Supplement,
(iii) the Contribution and Sale Agreement and the Servicing Agreement, the Administration Agreement, in each case, as such agreements relate to an Eligible Engine specifically identified or allocated to a particular Series in accordance with the terms of this Indenture and the related Supplement, (iv) all Excess Cash Available for Distribution, (v) all income, payments and proceeds of the foregoing and of the items identified in clause (vi), and (vi) all of the following which arise out of or in any way relate to (but only to the extent they relate to) an Eligible Engine identified in the related Supplement:

          (a)  All Accounts;

          (b)  All Chattel Paper;

          (c)  All Contracts;

          (d)  All Documents;

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          (e)  All General Intangibles;

          (f)  All Instruments;

          (g)  All Inventory;

          (h) All property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

          (i) To the extent not included above and without limiting the foregoing, all Chattel Paper, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and guarantees thereof in every case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Engine Related Agreements, including (in each case only to the extent related to an Eligible Engine), without limitation, (i) all rentals, payments and other moneys, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any Engine Related Agreement; (ii) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Engine Related Agreements; and
(iii) any guarantee of the Engine Related Agreements and any rights of the Issuer in respect of any subleases or assignments permitted under the Engine Related Agreements;

          (j) All insurance proceeds of the Collateral (other than proceeds of liability insurance), all proceeds of the voluntary or involuntary disposition of the Collateral or such proceeds;

          (k) Any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Collateral;

          (l) To the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All of the property described in this Granting Clause is herein collectively called the "Collateral" and as such is security for the Aggregate Outstanding Obligations.


                                      ARTICLE I

                                     DEFINITIONS

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          Section 101.   DEFINED TERMS.  Capitalized terms used in this
Indenture shall have the following meanings and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms:

     ACCOUNT DEBTOR: Any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

     ACCOUNTS: Any "account," as such term is defined in Section 9-106 of the UCC, arising out of or in any way related to an Eligible Engine and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Issuer (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Issuer or from any other transaction, whether or not the same involves the sale of goods or services by Issuer (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Issuer's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Issuer's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Issuer under all purchase orders and contracts for the sale of goods or the performance of services or both by Issuer (whether or not yet earned by performance on the part of Issuer or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     ADMINISTRATION AGREEMENT: The Administration Agreement, dated as of September 1, 1997, among the Issuer, the Servicer, the Administrative Agent and the Indenture Trustee, as such agreement shall be modified or supplemented from time to time in accordance with its terms.

     ADMINISTRATIVE AGENT: First Union Capital Markets Corp. and its permitted successors and assigns.

     AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGGREGATE NET BOOK VALUE: As of any date of determination, an amount equal to the sum of the Net Book Values of all Eligible Engines.

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     AGGREGATE OUTSTANDING OBLIGATIONS:  As of any date of determination, an amount equal to the sum of the Outstanding Obligations for all Series of Notes then Outstanding.

     APPLICABLE PERCENTAGE: This term is defined in Schedule 1 hereto ("Schedule 1").

     APPRAISAL: An appraisal by one or more widely recognized independent appraisers selected by the Servicer and acceptable to the Administrative Agent.

     APPRAISED VALUE: With respect to an Engine, an amount determined by Appraisal equal to the value which would be obtained in an arm's-length transaction between an informed and willing purchaser (other than a purchaser currently in possession) under no compulsion to purchase and an informed and willing seller, under no compulsion to sell. In determining such value in the case of an Engine, it will be assumed that (i) no value will be given to lease payments made under any related Lease Agreement, (ii) that such Engine appraisal shall be based upon the condition and overhaul status in which the Engine is required to be returned, provided, however, that maintenance and repair provisions shall be considered when evaluating return conditions.

     ASSET BASE: With respect to any Series, as of any Payment Date, an amount equal to (1) the sum of (a) the product of (i) the Applicable Percentage and
(ii) the sum of (x) the Aggregate Net Book Value as of the end of the immediately preceding Collection Period of all Eligible Engines pledged to such Series and (y) an amount calculated as of the end of the immediately preceding Collection Period by applying the Depreciation Policy to Capital Improvements made to the Eligible Engines pledged to such Series, and (b) the amount on deposit in the related Restricted Cash Account for such Series on such Payment Date, after giving effect to all deposits to and withdrawals from such Restricted Cash Account on such Payment Date, minus (2) the sum of (a) any Maintenance Reserve Payments and Security Deposits relating to such Eligible Engines pledged to such Series that are not then on deposit in the related Engine Reserve Account and the related Security Deposit Account, respectively, and (b) the Excess Concentration Amount (as defined in a Supplement for a Series).

     ASSET BASE CERTIFICATE: A certificate with appropriate insertions setting forth the components of the Asset Base as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit D to the related Supplement and shall be certified by an Authorized Signatory.

     AUTHORIZED SIGNATORY: Any Person designated by written notice delivered to the Indenture Trustee and any Series Enhancer as authorized to execute documents and instruments on behalf of a Person.

     AVAILABLE AMOUNTS:  This term is defined in Section 401 hereof.

     BANKRUPTCY CODE:  The Bankruptcy Reform Act of 1978, as amended.

     BENEFIT PLAN:  This term is defined in Section 205(e) hereof.

     BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Sausalito, California, Charlotte, North Carolina, or the city in which the Corporate Trust Office of Indenture Trustee is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

     CAPITAL IMPROVEMENTS: Any capital improvements made to Eligible Engines in accordance with Section 3.01(f) of the Servicing Agreement.

     CASUALTY LOSS: (i) Any of the following events with respect to an Eligible Engine which is not subject to a Lease Agreement: (a) the actual total loss or compromised total loss of such Eligible Engine, (b) Issuer's knowledge that such Eligible Engine has become lost, stolen or destroyed, (c) 60 days following Issuer's determination that such Eligible Engine is damaged beyond repair or permanently rendered unfit for use for any reason whatsoever or (d) the seizure, condemnation or confiscation of such Eligible Engine for a period exceeding thirty (30) days and (ii) if such Eligible Engine is subject to a Lease Agreement, such Eligible Engine shall have been deemed under its Lease Agreement to have suffered a casualty loss as to the entire Eligible Engine.

     CASUALTY PROCEEDS: Any payment to, or on behalf of, the Issuer in connection with a Casualty Loss.

     CHANGE OF CONTROL: means (i) (a) any "person" or group (as defined in Rules 13d-3 and 13-5 under the Securities Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Act) of a larger number of shares of common stock of the Seller than the number of shares of common stock of the Seller of which CHARLES F. WILLIS, IV and members of his family (including children, brothers and sisters) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Act) and (b) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Seller (together with any new directors whose elections by the shareholders of the Seller was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Seller then in office; or (ii) any "person" or group (as defined in Rules 13d-3 and 13-5 under the Securities Act) other than Charles
F. Willis IV, and members of his family (including children, brothers and sisters) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13-5 under the Securities Act) of 50% or more of the shares of common stock of the Seller.

     CHATTEL PAPER: Any lease (including any Lease or any Lease Agreement) or other "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, arising out of or in any way related to the Eligible Engines and now owned or hereafter acquired by Issuer.

     CLASS: With respect to any Series, all Notes having the same rights to payment under the related Supplement.

     CLOSING DATE: This term shall have the meaning set forth in the related Supplement for a Series.

     CODE: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     COLLATERAL: This term shall have the meaning set forth in the Granting Clause of this Indenture.

     COLLECTION PERIOD: With respect to the first Payment Date, the period commencing on the Closing Date and ending on the last day of the next succeeding calendar month and thereafter for any subsequent Payment Date the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through the last day of such calendar month.

     COLLECTIONS: With respect to any Collection Period, all payments actually received by the Issuer with respect to the Eligible Engines or the other items of Collateral, including, without limitation, all Engine Revenues, Casualty Proceeds, Sales Proceeds and Warranty Purchase Amounts. Collections for any Collection Period shall include any of the foregoing amounts which are received in any Collection Period but which are deposited in the Trust Account in the next month within the time required by Section 303(a) hereof.

     CONTRACTS: All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to an Eligible Engine or to the related Series of Notes, in or under which Issuer may now or hereafter have any right, title or interest, including, without limitation, the Servicing Agreement, the Contribution and Sale Agreement, any Interest Rate Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     CONTRIBUTED ASSETS: This term shall have the meaning set forth in the Contribution and Sale Agreement.

     CONTRIBUTION AND SALE AGREEMENT: The Contribution and Sale Agreement, dated as of September 1,1997, between the Seller and the Issuer, and all amendments and supplements thereto.

     CONTROL PARTY: With respect to a Series, Noteholders of such Series representing more than fifty percent (50%) of the then unpaid principal balance of all Notes Outstanding within such Series, unless otherwise specified in the Supplement related to such Series.

     CORPORATE TRUST OFFICE: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at 101 Barclay Street, 12th Floor East, Asset Backed Finance Unit, New York, New York 10286.

     CORPORATE TRUST OFFICER: Any Treasurer, Assistant Treasurer, Assistant Trust Officer, Trust Officer, Assistant Vice President, Vice President or Senior Vice President of the Indenture Trustee or any other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

     DEFAULT INTEREST: The interest specified in the related Supplement payable by the Issuer resulting from the occurrence of an Event of Default.

     DEFICIENCY AMOUNT:  This term is defined in Section 401 hereof.

     DEFICIENT SERIES:  This term is defined in Section 401 hereof.

     DEPRECIATION EXPENSE: As of any date of determination shall mean the depreciation expense of the Eligible Engines for the immediately preceding four
(4) fiscal quarters through the most recently completed fiscal quarter, which depreciation expense shall be calculated in accordance with the Depreciation Policy.

     DEPRECIATION PERCENTAGE: This term is defined in Schedule 1.

     DEPRECIATION POLICY: As of the date hereof, (i) with respect to the Eligible Engines, straight line monthly depreciation over a period of fifteen years commencing from the date of acquisition of an Engine until the date on which the value attributable to an Engine is equal to the Depreciation Percentage of its Net Purchase Price and (ii) with respect to Capital Improvements made to the Eligible Engines, straight line monthly depreciation over a period of fifteen years less the number of months transpired from the date of acquisition of the related Eligible Engine, commencing from the date on which such Capital Improvement is made to the related Eligible Engine until the date on which the value attributable to such Capital Improvement is equal to the Depreciation Percentage of the value of such Capital Improvement (such value, as determined in accordance with GAAP on the date on which such Capital Improvement is made). As of any date other than the date hereof, the Issuer may modify the Depreciation Policy with the prior written consent of the Administrative Agent.

     DETERMINATION DATE:  The fourth Business Day prior to any Payment Date.

     DISPOSITION PROCEEDS: Any payment to the Issuer in connection with any sale, lease or disposition of an Eligible Engine.

     DOCUMENTS: Any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, arising out of or in any way related to an Eligible Engine and now owned or hereafter acquired by the Issuer.

     EARLY AMORTIZATION EVENT: The occurrence of any of the events or conditions set forth in Article XII hereof.

     EBIT: For any period, earnings (loss) before Net Interest Expense, taxes, gains and losses from the sale of plant, property and equipment and foreign exchange transactions.

     EBIT RATIO: For the Issuer, the ratio of (a) EBIT to (b) Net Interest Expense, in each case for the most recently concluded four (4) fiscal quarters (except for the first three fiscal quarters of the Issuer following the Effective Date of the first Series, EBIT and Net Interest Expense through the end of any quarter under consideration will, for purposes of this calculation, be calculated on an annualized basis by multiplying actual EBIT or Net Interest Expense for the fiscal quarters which have been completed since the Effective Date of the first Series by a fraction, the numerator of which is four (4) and the denominator of which is the number of full fiscal quarters then completed).

     EFFECTIVE DATE: This term shall have the meaning set forth in the related Supplement for a Series.

     ELIGIBLE ACCOUNT: Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories no lower than "A3" or "A-", as the case may be, or (c) any account held with the Indenture Trustee.

     ELIGIBLE ENGINE: This term shall have the meaning set forth in the related Supplement for a Series.

     ELIGIBLE INSTITUTION:  Any one or more of the following institutions:
(i) the corporate trust department of the Indenture Trustee, or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than "A" by Standard & Poor's Ratings Group and "A-2" by Moody's Investors Service, Inc., and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

     ELIGIBLE INVESTMENTS:  One or more of the following:

          (i) direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) certificates of deposit and bankers' acceptances (which shall each have an original maturity of not more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated "A-"/"A3" or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

          (iii) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

          (iv) any money market fund that has been rated by each Rating Agency in its highest rating category (including any designations of "plus" or "minus") or that invests solely in Eligible Investments;

          (v) eurodollar deposits (which shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated "A-"/"A3" or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category; and

          (vi) other obligations or securities that are acceptable to the related Series Enhancers and each Rating Agency as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of the Notes as evidenced by a letter to such effect from each Rating Agency and the related Series Enhancers.

     ELIGIBLE LEASE: This term shall have the meaning set forth in the related Supplement for a Series.

     ENGINE: Any aircraft engine manufactured by one of the manufacturers and constituting one of the engine types set forth in Exhibit C hereto.

     ENGINE RELATED AGREEMENT: Any agreement relating to an Eligible Engine or agreements relating to the use or management of an Eligible Engine whether in existence on any Series Issuance Date or thereafter acquired, including, but not limited to, all Leases, the Servicing Agreement, the Contribution and Sale Agreement and the Chattel Paper.

     ENGINE REPRESENTATIONS AND WARRANTIES: This term shall have the meaning set forth in the Contribution and Sale Agreement.

     ENGINE RESERVE ACCOUNT: Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholder of any Series or Class and any related Series Enhancer in accordance with the provisions of Section 308 hereof.

     ENGINE REVENUES: For any Collection Period, all amounts paid to and received by the Issuer which are attributable to an Eligible Engine, including but not limited to (i) any Scheduled Payment and other amounts payable by a Lessee pursuant to the related Lease Agreements; (ii) amounts received from the manufacturers or sellers of an Eligible Engine for breach of sale warranties relating thereto or in settlement of any claims, losses, disputes or proceedings relating to such Eligible Engine; (iii) amounts received from any other Person in settlement of any claims, losses, disputes or proceedings relating to an Eligible Engine, including insurance proceeds relating thereto; and (iv) any insurance premiums relating to an Eligible Engine which have been refunded by the insurer. Notwithstanding the foregoing, Engine Revenues do not include Sales Proceeds, Casualty Proceeds, Maintenance Reserve Payments or Security Deposits (unless, and to the extent that, such Security Deposit is applied toward payment of any Lessee payment obligation under the related Lease Agreement).

     ENHANCEMENT AGREEMENT: Any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA AFFILIATE: With respect to any Person, any other Person meeting the requirements of Section 414(b), (c), (m) or (o) of the Code.

     EVENT OF DEFAULT: With respect to any Series, the occurrence of any of the events or conditions set forth in Section 801 of the Indenture.

     EXCESS CASH AVAILABLE FOR DISTRIBUTION: With respect to any Series on any Payment Date, the amount of funds remaining in the related Series Account following distribution on such Payment Date of all payments which, pursuant to the terms of the related Supplement, have a payment priority greater than the distribution of funds to the Issuer.

     FAA:  The Federal Aviation Authority or any successor organization thereto.

     FINAL PAYMENT DATE: With respect to any Series, the date on which the principal balance of the Outstanding Notes of such Series are payable in full. The Final Payment Date for a Series shall be set forth in the related Supplement.

     FIRST UNION: First Union Capital Markets Corp., and its permitted successors and assigns.

     GENERAL INTANGIBLES:  Any "general intangibles," as such term is defined in
Section 9-106 of the UCC, arising out of or in any way related to an Eligible Engine and now owned or hereafter acquired by Issuer and, in any event, shall include, without limitation, all right, title and interest which Issuer may now or hereafter have in or under any Contract, interests in partnerships, joint ventures and other business associations, licenses, permits, software, data bases, data, materials and records, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP: With respect to any Person, those generally accepted accounting principles and practices which are recognized as such by (i) the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question or (ii) such other equivalent entit(ies) have authority for promulgatory accounting principles and practices applicable to such Person.

     GOVERNMENTAL AUTHORITY: This term shall mean (a) any federal, state, county, municipal or foreign government, or political subdivision thereof,
(b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

     GUARANTY FEE: A fee or premium payable to a Series Enhancer or to another Person specified in the related Supplement or Enhancement Agreement for guaranteeing all or a portion of the Notes of a Series (or a Class thereof).

     HEDGE ARRANGEMENT: Shall have the meaning with respect to a Series as more particularly set forth in the related Series Supplement.

     HOLDER:  See NOTEHOLDER.

     INDEBTEDNESS:  With respect to any Person means, without duplication,
(a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business, (d) any obligation of such Person as lessee under a capital lease,
(e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (f) any obligation in respect of interest rate or foreign exchange hedging agreements.

     INDENTURE: This Indenture, dated as of September 1, 1997, between the Issuer and the Indenture Trustee and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

     INDENTURE TRUSTEE: The Person performing the duties of the Indenture Trustee under this Indenture.

     INDENTURE TRUSTEE'S FEES: The amounts payable as fees to the Indenture Trustee pursuant to the first sentence of Section 905 of this Indenture.

     INDEPENDENT ACCOUNTANTS: KPMG Peat Marwick or other independent certified public accountants of internationally recognized standing selected by Issuer and acceptable to the Administrative Agent and each Series Enhancer.

     INSOLVENCY LAW: The Bankruptcy Code or similar law in any applicable jurisdiction.

     INSOLVENCY PROCEEDING:  Any Proceeding under any applicable Insolvency Law.

     INSTRUMENTS: Any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC arising out of or in any way related to an Eligible Engine and now owned or hereafter acquired by Issuer, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     INTEREST ARREARAGES: With respect to any Series on any Payment Date, any amounts that are payable as interest on the Outstanding Notes of such Series which are not paid from amounts then on deposit in the related Series Account.

     INTEREST RATE HEDGE AGREEMENT: Any Interest Rate Swap Agreement, Cap Agreement or other similar agreement entered into by the Issuer with an Interest Rate Hedge Provider.

     INTEREST RATE HEDGE PROVIDER: Any counterparty to an Interest Rate Hedge Agreement entered into by the Issuer or the Indenture Trustee that has a long-term rating of at least A- from Standard & Poor's Ratings Services and A2 from Moody's Investors Service, Inc. and a short-term rating of at least A1 from Standard & Poor's Ratings Services and P1 from Moody's Investors Service, Inc.

     INVENTORY: Any "inventory," as such term is defined in Section 9-109(4) of the UCC, wherever located, arising out of or in any way related to an Eligible Engine and now or hereafter owned or acquired (whether as lessee or otherwise) by Issuer and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Issuer for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Issuer's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Indenture Trustee from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Issuer or is held by Issuer or by others for Issuer's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Issuer or of any carriers, forwarding agents, warehousemen, vendors, selling agents or other persons.

     INVESTMENT: When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     ISSUER: WLFC Funding Corporation, a corporation organized and existing under the laws of the State of Delaware.

     LEASE: Each and every item of chattel paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which an Eligible Engine is subject. The term "Lease" includes (a) all payments to be made thereunder, (b) all rights of Issuer therein, and (c) any and all amendments, renewals, extensions or guaranties thereof.

     LEASE AGREEMENT: This term shall have the meaning set forth in the related Supplement for a Series.

     LESSEE: The obligor under a Lease Agreement (including any guarantor of the obligations of the user of an Engine).

     LIEN: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

     MAINTENANCE RESERVE PAYMENTS: With respect to any Lease Agreement, any amounts paid by the Lessee to Lessor pursuant to the terms of such Lease Agreement to cover the maintenance, repair or similar payments and expenses for the related Engine.

     MATERIAL ADVERSE CHANGE: Any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Related Document or the security for any of the related Notes, (b) is or would reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Issuer, Guarantor or Servicer, individually or taken together as a whole,
(c) materially impairs or would reasonably be expected to materially impair the ability of Issuer, Guarantor or Servicer to perform its obligations under the Related Documents, or (d) materially impairs or would reasonably be expected to materially impair the ability of Indenture Trustee or any Series Enhancer to enforce any of its or their legal rights or remedies pursuant to the Related Documents.

     MINIMUM SERVICING FEE PERCENTAGE: This term is defined in Schedule 1.

     NET BOOK VALUE: With respect to an Engine, the amount calculated by applying the Depreciation Policy to the Net Purchase Price for such Engine.

     NET PURCHASE PRICE: With respect to an Engine as of any date of determination, an amount equal to the lesser of (i) the Appraised Value of such Engine on the Transfer Date and (ii) the purchase price paid by Seller as reflected on the invoice or purchase agreement delivered to Seller by its vendor, provided however, clause (ii) shall not be applicable to those Engines owned by the Seller or one of its Affiliates on the Closing Date.

     NET INTEREST EXPENSE: For any period, the net finance costs as shown for such period on the statement of operations of the Issuer.

     NOTES: Any one of the Notes or other securities executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

     NOTEHOLDER: The person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand, the interest evidenced by any Note registered in the name of the Seller or the Issuer or any Affiliate of any of them known to be such an Affiliate by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the aggregate principal balance of the Outstanding Notes necessary to effect any such consent, waiver, request or demand is represented unless the Issuer owns 100% of the Notes.

     NOTE PURCHASE AGREEMENT: Any underwriting agreement or other agreement for the Notes of any Series or Class.

     NOTE REGISTER: The register maintained by the Indenture Trustee pursuant to Section 205 of this Indenture.

     OFFICER'S CERTIFICATE: A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

     ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE: As of any date of determination a fraction (expressed as a percentage) the numerator of which shall be the sum of the Net Book Values of all Eligible Engines subject to Lease Agreements having a remaining lease term that will expire in the immediately succeeding twelve (12) months and the denominator of which shall be the Aggregate Net Book Value.

     OPINION OF COUNSEL: A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Seller or the Servicer, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

     OUTSTANDING: When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

          (i) any Note cancelled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly cancelled by the Issuer at or before said date;

          (ii) any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

          (iii) any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

          (iv) any Note held by the Issuer, the Seller or any Affiliate of either the Issuer or the Seller.

     Notwithstanding the foregoing, any Note on which any portion of principal or interest has been paid by a Series Enhancer pursuant to an Enhancement Agreement, shall be Outstanding until the Series Enhancer has been reimbursed in full therefor in accordance with the related Series Enhancement Agreement.

     OUTSTANDING OBLIGATIONS: As of any date of determination for any Series of Notes issued under this Indenture or any Supplement thereto, all accrued interest payable on, and the then outstanding principal balance of, such Series of Notes and all other amounts owing to Noteholders of such Series or to any Person under the Indenture or any Supplement hereto, including without limitation any amounts owed to any related Series Enhancer.

     OVERDUE RATE: The rate of interest specified in the related Supplement applicable to a Note then earning Default Interest.

     PAYMENT DATE: With respect to any Series, this term shall have the meaning set forth in the related Supplement.

     PERMITTED ENCUMBRANCE: With respect to the Collateral, any of the following: (i) Liens for taxes not yet due or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Servicer; (ii) carriers', warehousemen's, mechanics, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves are provided by the Servicer; (iii) Lease Agreements entered into in the ordinary course of business providing for the leasing of Eligible Engines; (iv) Liens created by this Indenture and (v) any encumbrance permitted under the Lease Agreement which is commercially acceptable for comparable transactions; PROVIDED HOWEVER, that Proceedings described in (i) and (ii) above could not reasonably subject any Series Enhancer, the Indenture Trustee or the Noteholders to any civil or criminal penalty or liability or involve any risk of material loss, sale or forfeiture of any of the Collateral.

     PERSON: An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

     PLAN: An "employee benefit plan," as such term is defined in ERISA, established or maintained by Issuer or any ERISA Affiliate or as to which Issuer or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

     PREPAYMENT: Any mandatory or optional prepayment of principal of any Class of Notes including without limitation any prepayment pursuant to Section 702 of this Indenture.

     PRINCIPAL ARREARAGES: With respect to any Series on any Payment Date, any amounts that are payable as principal on the Outstanding Notes of such Series which are not paid from amounts then on deposit in the related Series Account.

     PRINCIPAL TERMS: With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and principal shall be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the terms of any form of Series Enhancement with respect thereto; (vii) the Final Payment Date for the Series;
(viii) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (ix) the priority of the Series with respect to any other Series; (x) the Control Party with respect to such Series; (xi) the Eligible Engines that will serve as collateral security for the Notes and other obligations of such Series; and
(xii) any other terms of such Series.

     PROCEEDING: Any suit in equity, action at law, or other judicial or administrative proceeding.

     PROCEEDS: "Proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Issuer from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Issuer from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any Governmental Authority (or any Person acting under color of Governmental Authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     RATED INSTITUTIONAL NOTEHOLDER: An institutional Noteholder whose long term unsecured debt obligations are then rated BBB- or better by Standard & Poor's Rating Services and Baa-3 or better by Moody's Investors Service, Inc.

     RATING AGENCY OR RATING AGENCIES: With respect to any outstanding Series or Class, shall mean each statistical rating agency selected by the Issuer (with the approval of any Series Enhancer for such Series) to rate such Series or Class and that has an outstanding rating with respect to such Series or Class.

     RATING AGENCY CONDITION: With respect to any action shall mean that each Rating Agency shall have notified the Issuer, the Servicer, the Administrative Agent, any related Series Enhancer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of any rating at issuance of any Outstanding Notes with respect to which it is a Rating Agency, including any underlying rating issued to a Series Enhancer of such Notes as if such Notes were issued without the benefit of any credit enhancement provided by such Series Enhancer.

     RECORD DATE: With respect to any Payment Date, the last Business Day of the month preceding the month in which the related Payment Date occurs, except as otherwise provided with respect to a Series in the related Supplement.

     RELATED DOCUMENTS: With respect to any Series, the Contribution and Sale Agreement, this Indenture, the related Supplement, the Notes of such Series, the Servicing Agreement, the Guaranty, the related Series Enhancement Agreement, the related Note Purchase Agreements and each other document or instrument executed in connection with the issuance to any Series.

     REPORTABLE EVENT: This term shall have the meaning given to such term in ERISA.

     REQUISITE GLOBAL MAJORITY: As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of this Indenture.

     RESTRICTED CASH ACCOUNT:  This term shall have the meaning set forth in
Section 307 of this Indenture.

     RULE 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time.

     SALE: This term shall have the meaning set forth in Section 816 of this Indenture.

     SALES PROCEEDS: The gross proceeds of the sale or other disposition of an Eligible Engine or Casualty Proceeds, if any, received by, or on behalf of, the Issuer in respect of an Eligible Engine, less commissions, administrative fees, handling charges or other amounts paid or to be paid to third parties in connection with the sale or other disposition as determined in the sole discretion of the Servicer.

     SCHEDULED PAYMENT: With respect to any Lease Agreement, the monthly, quarterly or other periodic rent payment scheduled to be paid by the Lessee pursuant to the terms of such Lease Agreement.

     SECURITIES ACCOUNTS: The Restricted Cash Account and Series Accounts.

     SECURITIES ACT:  The Securities Act of 1933, as amended from time to time.

     SECURITY DEPOSIT: Any deposit collected from, or on behalf of, a Lessee as a security deposit at the time of origination of the Lease Agreement.

     SECURITY DEPOSIT ACCOUNT: Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class and any related Series Enhancer in accordance with Section 309 hereof.

     SECURITIES INTERMEDIARY: The Bank of New York, a New York banking corporation, as securities intermediary (as such terms is defined under UCC
Section 8-102(a)(14)) with respect to the Securities Accounts.

     SELLER: Willis Lease Finance Corporation, a corporation organized and existing under the laws of the State of California.

     SERIES:  Any series of Notes established pursuant to a Supplement.

     SERIES ACCOUNT: Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class and any related Series Enhancer as specified in the related Supplement.

     SERIES COLLATERAL: This term shall have the meaning set forth in the related Supplement for a Series.

     SERIES ENHANCEMENT AGREEMENT:  Any Enhancement Agreement for any Series.

     SERIES ENHANCEMENT: The rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, financial guaranty insurance policy, insurance agreement, cash collateral or reserve account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Class to another Class shall not be deemed to be a Series Enhancement.

     SERIES ENHANCER: The Person then providing any Series Enhancement, other than the Noteholders of any Class which is subordinated to another Class.

     SERIES FINAL PAYMENT DATE: With respect to any Series, the final payment date specified in the related Supplement.

     SERIES ISSUANCE DATE: With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of this Indenture and the related Supplement.

     SERIES MAJORITY: Unless otherwise defined in a Supplement for a Series, shall mean an amount equal to more than 50% of the outstanding obligations of the Notes of such Series.

     SERVICING AGREEMENT: The Servicing Agreement, dated as of September 1, 1997, entered into by and between the Servicer and the Issuer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

     SERVICING FEE: For any Collection Period, the amount calculated as set forth in the related Supplement.

     SERVICING FEE ARREARAGE: For any Payment Date, an amount equal to any unpaid Servicing Fee from all prior Collection Periods.

     SERVICING OFFICER: Any representative of the Servicer involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Eligible Engines and the other Collateral whose name appears on a list of managing officers furnished to Issuer, each Series Enhancer and the Indenture Trustee by the Servicer, as such list may from time to time be amended.

     SERVICER: The Person performing the duties of the Servicer under the Servicing Agreement; initially, Willis Lease Finance Corporation, a corporation organized under the laws of the State of California.

     SERVICER DEFAULT: The occurrence of any of the events or conditions set forth in Section 7.01 of the Servicing Agreement.

     SERVICER REPORT: A written informational statement in the form attached as Exhibit A to the Servicing Agreement to be provided by the Servicer in accordance with the Servicing Agreement and furnished to the Indenture Trustee, the Administrative Agent and each Series Enhancer.

     SERVICER TERMINATION NOTICE: A written notice to be provided to the Servicer pursuant to Section 405(b) of this Indenture with a copy to each Series Enhancer.

     STATE: Any state of the United States of America and, in addition, the District of Columbia.

     SUBSIDIARY: A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

     SUPPLEMENT:  Any supplement to the Indenture executed in accordance with
Article X of this Indenture.

     TRANSFER DATE: The date on which an Engine is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement.

     TRUST ACCOUNT: The account or accounts established by the Issuer for the benefit of the Indenture Trustee pursuant to Section 303 hereof.

     TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE: As of any date of determination a fraction (expressed as a percentage) the numerator of which shall be the sum of the Net Book Values of all Eligible Engines subject to Lease Agreements having a remaining lease term that will expire in the immediately succeeding twenty-four (24) months and the denominator of which shall be the Aggregate Net Book Value.

     UCC: The Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

     WARRANTY PURCHASE AMOUNT: This term shall have the meaning set forth in the Contribution and Sale Agreement.

     WEIGHTED AVERAGE LEASE RATE FACTOR: As of any date of determination shall mean a fraction (expressed as a percentage) the numerator of which shall be equal to the sum of the Scheduled Payments due in the current month under all Lease Agreements then in effect with respect to the Eligible Engines and the denominator of which shall be equal to the Aggregate Net Book Value as of such date of determination.

     WIDE BODY AIRCRAFT: Shall mean aircraft commonly known as Boeing 747 or 777, McDonnell Douglas DC-10, MD-11 or Airbus A300, A310, A330, A340.

          Section 102. OTHER DEFINITIONAL PROVISIONS. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

          (b) All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement, unless otherwise defined therein.

          (c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

          (d) With respect to any Collection Period, the "related Record Date," the "related Determination Date," and the "related Payment Date," shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date next following the end of such Collection Period.

          (e) With respect to any Series of Notes, the "related Supplement" shall mean the Supplement pursuant to which such Series of Notes is issued and the "related Series Enhancer" shall mean the Series Enhancer for such Series of Notes.

          (f) References to the Servicer's financial statements shall mean the consolidated financial statements of the Servicer and its consolidated subsidiaries.

          (g) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

          (h) With respect to the calculations of the ratios set forth in this Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Servicer, as the case may be.

          (i) References to (a) the ability of the Administrative Agent to waive any requirement of the Indenture, any related document or any obligation imposed on the Issuer, the Seller or the Servicer, or (b) any provision of the Indenture or any related document that requires the consent or approval of the Administrative Agent shall be deemed to mean that in determining whether to grant such waiver, consent or approval, the Administrative Agent, shall be obligated to act in a timely manner.

          Section 103. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Indenture or any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          Section 104. DUTIES OF ADMINISTRATIVE AGENT. All of the duties and responsibilities of the Administrative Agent set forth in this Indenture and any Supplement issued pursuant hereto are subject in all respects to the terms and conditions of the Administration Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledge the terms of the Administration Agreement and agree to cooperate with the Administrative Agent in its execution of its duties and responsibilities. Each Noteholder, by acceptance of its Notes, (i) authorizes and instructs the Indenture Trustee to enter into the Administration Agreement on its behalf; (ii) acknowledges and approves the appointment of the Administrative Agent and (iii) agrees that the Indenture Trustee should have no liability for the acts or omissions of the Administrative Agent.

                                      ARTICLE II

                                      THE NOTES

          Section 201. AUTHORIZATION OF NOTES. (a) The number of Series or Classes of Notes which may be created by this Indenture is not limited; PROVIDED, HOWEVER, that the Outstanding Obligations of each Series (in each case calculated after giving effect to the issuance of each such Series) shall not exceed an amount equal to the Asset Base for such Series. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

          (b) The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series.

          (c) Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an Officer's Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

          Section 202. FORM OF NOTES. Notes of any Series or Class may be issued, authenticated and delivered in fully registered form and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination.

          Section 203. EXECUTION; RECOURSE OBLIGATION. The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer.

          In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

          All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of Issuer's right, title and interest in the Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Seller (except to the extent that Seller guarantees the Notes of a Series) or of any shareholder or any Affiliate of the Seller (other than the Issuer) or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes. Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

          Section 204. CERTIFICATE OF AUTHENTICATION. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement. Such certificate on any
Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

          At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

          Section 205. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE OF NOTES. (a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the "Note Register"). The Issuer hereby appoints the Indenture Trustee as its registrar and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to the Administrative Agent, the Issuer and the Seller upon request. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee, the related Series Enhancer and the Issuer shall not be affected by any notice or knowledge to the contrary. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the

Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar, and the Indenture Trustee, the Issuer, the Servicer and the related Series Enhancer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the note registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          (b) Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. Except as set forth in any Supplement, all interest payable on the Notes shall be computed on the basis of a 360 day year consisting of twelve months of 30 days each. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee received by the Indenture Trustee at least 5 Business Days prior to the Payment Date, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such Holder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee.

          (c) Except as otherwise set forth in a Supplement, any Note is transferable only upon the surrender to the Indenture Trustee of such Note together with (i) an assignment (executed by the existing Holder or its duly authorized attorney) in form reasonably satisfactory to the Indenture Trustee and (ii) the documents required pursuant to Sections 205(e) and (f) hereof. Upon satisfaction of the requirements set forth in the preceding sentence, each Holder of a Note shall have the right, upon surrender of such Note to the Indenture Trustee, to require a new Note or Notes of the same Series and Class to be issued to it or to a prospective Holder, in a minimum denomination of the lesser of (x) $1,000,000 (or such other amount as shall be set forth in the related Supplement) or (y) the entire principal balance of the Note being surrendered, in substitution of the Note being surrendered.

          (d) Any service charge made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

          (e) Each prospective initial Noteholder acquiring a Note, each prospective owner acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes acquiring such beneficial interest shall represent and warrant in writing to the Indenture Trustee, the Issuer, the Servicer and any successor Servicer that one of the following statements is true and correct: (i) the purchaser is not an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code ("Benefit Plan") and it is not directly or indirectly acquiring the Notes on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Benefit Plan, (ii) the acquisition will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code and will not give rise to a non-exempt transaction described in Section 406 of ERISA or Section 4975(c) of the Code, (iii) the source of funds (the "Source") to be used by the Purchaser to pay the purchase price of the Notes is a guaranteed benefit policy within the meaning of Section 401(b)(2)(B) of ERISA, or (iv) the Source to be used by the purchaser to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no "employee benefit plan" or "plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code as applicable, and treating as a single plan, all plans maintained by the same employer (or an affiliate within the meaning of Section V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the reserves and liabilities for the general account contracts held by or on behalf of such plan, as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement"), exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the purchaser's state of domicile.

          (f) No transfer of any Note shall be made unless such transfer is made in a transaction which does not require registration under the Securities Act and pursuant to an effective registration or qualification under any State securities or "Blue Sky" laws, or in a transaction which does not require such registration or qualification. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A under the Securities Act, the prospective owner shall furnish to the Indenture Trustee a certificate substantially in the form of Exhibit E hereto. If such transfer is to be made in reliance upon Rule 144A under the Securities Act, the prospective owner shall furnish to the Indenture Trustee a certificate, substantially in the form of Exhibit D hereto. The Issuer (or Servicer as agent for the Issuer) shall promptly furnish to any Holder, or any prospective owners designated by a Holder, the information required to be delivered to any Holder and prospective owner in connection with a resale of the Notes to permit compliance with Rule 144A in connection with such resale. No Note may be subdivided (including any assignment or transfer of a participation or beneficial interest therein) for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been $1,000,000 (or such other amount as shall be set forth in the related Supplement.)

          Section 206.   MUTILATED, DESTROYED, LOST AND STOLEN NOTES.  (a)  If
(i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Servicer and the Indenture Trustee harmless (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose unless the Indenture Trustee provides written notice to the contrary), then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

          (b) If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          (c) The Indenture Trustee and Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or Issuer. Any Note issued under the provisions of this
Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 207. DELIVERY, RETENTION AND CANCELLATION OF NOTES. Each Noteholder is required, and hereby agrees, to return to the Indenture Trustee, within 30 days after the Final Payment Date, any Note on which the final payment due thereon has been made. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed cancelled and shall no longer be Outstanding or outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee unless any unreimbursed payment on such Note has been made by a Series Enhancer. Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be cancelled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such cancelled Notes upon request; PROVIDED, HOWEVER, that the Indenture Trustee shall not be required to destroy cancelled Notes. If the Indenture Trustee, for its own account, shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes.
Notes which have been cancelled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

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

                                     ARTICLE III

                     PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

          Section 301. PRINCIPAL AND INTEREST. Distributions of principal and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class as set forth in this Indenture and the related Supplement. The maximum Overdue Rate for any Note under any Series shall be 2.00% plus the interest rate for such Note prior to the default. If interest or principal amounts are paid by a Series Enhancer, then the Overdue Rate shall be applicable to any Class of Notes only if the related Series Enhancer has failed to make payment of such amounts in accordance with the terms of any applicable Series Enhancement Agreement.

          Section 302. DIRECTION TO LESSEES. On or prior to each Transfer Date, the Issuer shall (or shall cause the Servicer to) mail a notice to each Lessee under the Lease Agreements contributed to the Issuer pursuant to the Contribution and Sale Agreement on such Transfer Date informing such Lessee that all payments including, without limitation, all Scheduled Payments, Maintenance Reserve Payments and Security Deposits, with respect to the related Lease Agreement should be submitted directly to the Trust Account; PROVIDED, HOWEVER, that such notice shall provide that any indemnification payments and liability insurance payments shall not be deposited in the Trust Account but shall be paid directly to the person entitled to such indemnification or insurance payment.

          Section 303. TRUST ACCOUNT. (a) On or prior to the Effective Date of the first Series, the Issuer shall establish and maintain the Trust Account into which all Collections (other than amounts received from manufacturers or sellers of an Eligible Engine for breach of sale warranties or in settlement of any claims, losses, disputes or proceedings related thereto for which a corresponding amount has previously been paid by the Issuer, Seller or Servicer to the Trust Account), Prepayments after an Early Amortization Event, Prepayments designated by the Issuer to be deposited in the Trust Account prior to the occurrence of an Early Amortization Event, Warranty Purchase Amounts and other payments required by this Indenture shall be deposited. Such Trust Account shall be established and maintained with the Corporate Trust Office of the Indenture Trustee in trust for the Indenture Trustee, on behalf of the Noteholders and any Series Enhancer, until the Aggregate Outstanding Obligations are paid in full. The Trust Account shall be an Eligible Account and shall be pledged to the Indenture Trustee pursuant to the terms of this Indenture. Promptly upon receipt thereof (but in no event later than two Business Days after receipt), the Servicer shall deposit into the Trust Account those amounts that have been remitted directly to the Servicer that the Servicer ascertains to be Engine Revenues, Sales Proceeds or Casualty Proceeds in respect of any of the Eligible Engines; PROVIDED, HOWEVER, that indemnification payments and liability insurance payments received by the Issuer or the Servicer shall not be deposited in the Trust Account but shall be paid directly to the Person entitled to such indemnification or insurance payment. The Issuer shall not establish any additional Trust Accounts without prior written notice to the Indenture Trustee.

          (b) By not later than each Determination Date, the Servicer, pursuant to the Servicing Agreement, shall instruct in writing the Indenture Trustee to allocate all Collections and Prepayments for the related Collection Period then on deposit in the Trust Account to each Series Account (PROVIDED, HOWEVER, that the Servicer shall instruct in writing the Indenture Trustee to allocate any Maintenance Reserve Payments and Security Deposits directly to each Engine Reserve Account and Security Deposit Account, respectively, for each Series) by specifically identifying such Collections and Prepayments (and such Maintenance Reserve Payments and Security Deposits) to a particular Eligible Engine and then instructing in writing the Indenture Trustee to allocate all of such amounts to the Series Account, the Engine Reserve Account and the Security Deposit Account for the Series to which such Eligible Engine is pledged. In addition, the Servicer shall instruct in writing the Indenture Trustee to allocate any earnings on Eligible Investments in the Trust Account to the Series Account for each Series then Outstanding in the same proportion as the ratio of the Outstanding Obligations of such Series to the Aggregate Outstanding Obligations.

          (c) If any Series has more than one Class of Notes then Outstanding, then the portion of the investment earnings in the Trust Account allocable to such Series pursuant to Section 303(b) shall be calculated without giving effect to the payment priorities of the Classes of such Series. Once such Collections and investment earnings have been allocated to each Series, then that portion of the Collections allocable to such Series shall be paid to each Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

          Section 304. INVESTMENT OF MONIES HELD IN THE TRUST ACCOUNT, THE RESTRICTED CASH ACCOUNT, ENGINE RESERVE ACCOUNT, THE SECURITY DEPOSIT ACCOUNT AND SERIES ACCOUNTS. The Indenture Trustee shall invest any cash deposited in the Trust Account, the Engine Reserve Account, the Security Account, the Restricted Cash Account for each Series and each Series Account in such Eligible Investments as the Servicer shall direct in writing or by telephone, confirmed in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Servicer by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in overnight investments of the type described in clause (ii) of the definition of Eligible Investments. Any funds in the Trust Account, the Engine Reserve Account, the Security Deposit Account, each Restricted Cash Account and each Series Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and any Series Enhancer. Any earnings on Eligible Investments in the Trust Account, the Engine Reserve Account, the Security Deposit Account, each Restricted Cash Account and each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement.

The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303.
          Section 305. REPORTS TO NOTEHOLDERS. The Indenture Trustee shall promptly upon request furnish to each Noteholder and each Series Enhancer a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the Contribution and Sale Agreement or the Servicing Agreement.

          Section 306. RECORDS. The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account, each Restricted Cash Account, each Engine Reserve Account, each Security Deposit Account and each Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver at least monthly an accounting thereof in the form of a trust statement to the Issuer, the Seller and the Servicer and each Series Enhancer.

          Section 307. RESTRICTED CASH ACCOUNT. The Issuer shall establish and maintain an account with the Corporate Trust Office of the Indenture Trustee with subaccounts for each Series, as provided in the related Supplement for a Series, which shall be designated the restricted cash account (the "Restricted Cash Account") for each such Series and which shall be pledged to the Indenture Trustee pursuant to this Indenture and the related Supplement. Any and all moneys remitted by the Issuer, or Servicer on its behalf, to the Restricted Cash Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Restricted Cash Account subaccount for each such Series.

          Section 308. ENGINE RESERVE ACCOUNT. (a) The Issuer shall establish and maintain an account with the Corporate Trust Office of the Indenture Trustee with subaccounts for each Series, as provided in the related Supplement for a Series, which shall be designated the engine account (the "Engine Reserve Account") for each such Series and which shall be pledged to the Indenture Trustee pursuant to this Indenture and the related Supplement. The Maintenance Reserve Payments remitted by the Issuer, the Servicer on its behalf or by the Lessee, as provided in the related Supplement for a Series, to the Engine Reserve Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Engine Reserve Account subaccount for each such Series.

          (b) The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Engine Reserve Account subaccount to a specific Eligible Engine. The Servicer shall be entitled to withdraw funds from the Engine Reserve Account for the payment of maintenance expenses with respect to the related Eligible Engine, at the times and subject to the further conditions set forth in the Servicing Agreement; provided, however, that so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Administrative Agent to comply with the terms of the applicable

Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).

          Section 309. SECURITY DEPOSIT ACCOUNT. (a) The Issuer shall establish and maintain an account with the Corporate Trust Office of the Indenture Trustee with subaccounts for each Series, as provided in the related Supplement for a Series, which shall be designated the security deposit account (the "Security Deposit Account") for each such Series and which shall be pledged to the Indenture Trustee pursuant to this Indenture and the related Supplement. The Security Deposits remitted by the Issuer, the Servicer on its behalf or by the Lessees, as provided in the related Supplement for a Series, to the Security Deposit Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Security Deposit Account subaccount for each such Series.

          (b) The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Security Deposit Account subaccount to a specific Eligible Engine. The Servicer shall be entitled to withdraw funds from the Security Deposit Account in accordance with the terms of the applicable Lease Agreement with respect to the related Eligible Engine, subject to the further conditions set forth in the Servicing Agreement; provided, however, that so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Administrative Agent to comply with the terms of the applicable Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).

          Section 310.   SECURITIES ACCOUNTS.

          (a) Notwithstanding any other provision of this Indenture or any Supplement, with respect to each of the Securities Accounts, the Securities Intermediary hereby agrees that it will comply with entitlement orders (as such term is defined under UCC Section 8-102(a)(8)) originated by the Indenture Trustee without further consent by the Issuer.

          (b) Each of the Issuer, the Securities Intermediary and the Indenture Trustee intends that the provisions of Section 310(a) will give the Indenture Trustee "control" over the Securities Accounts (as the term "control" is defined under UCC Section 8-106(d)), without prejudice to any other provision of the UCC that also would be deemed to give the Indenture Trustee such control.

                                      ARTICLE IV

                                      COLLATERAL

          Section 401. COLLATERAL. (a) The Notes and the obligations of the Issuer hereunder shall be an obligation of the Issuer as provided in Section 203 hereof. The Indenture Trustee, for the benefit of the Noteholders of all Series, and the Noteholders of a particular Series and the Series Enhancer (if any) of such Series, all in accordance with the Supplement for such Series, shall also have the benefit of, and the Notes of such Series shall be secured by and be payable from, the Issuer's right, title and interest in that portion of the Collateral allocated or identified to such Series in accordance with the terms of this Indenture and the Supplement pursuant to which such Notes were issued.

          (b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract.

          (c) Pursuant to the Servicing Agreement the Issuer shall cause the Servicer to collect the Accounts in accordance with the Servicer's normal business practice; PROVIDED, HOWEVER, that the Indenture Trustee, with the consent of, or at the direction of, the Requisite Global Majority, may, without notice, limit or terminate such authority upon (i) the occurrence of an Event of Default described in Section 801(ii) hereof, or (ii) any Sale of the Collateral pursuant to Section 816 hereof or (iii) the occurrence of a Servicer Default. Any Proceeds subsequently received in payment of any such Account or in payment for any of the Eligible Engines or on account of any of its Contracts shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account as hereinafter provided, and until so turned over shall be deemed to be held in trust by the Issuer for and as Indenture Trustee's property. Such Proceeds, when deposited, shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided.
Upon (i) the occurrence of an Event of Default described in Section 801(ii), or
(ii) any Sale of the Series Collateral pursuant to Section 816 hereof or (iii) the occurrence of a Servicer Default, the Issuer shall at the request of Indenture Trustee, with the consent of or at the direction of the Requisite Global Majority, to the extent practicable, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) all original Lease Agreements and any other documents evidencing, and relating to, the sale, lease and delivery of the Eligible Engines and the Issuer shall, to the extent practicable, deliver all original and other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which gave rise to such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (d) In order to secure the Outstanding Obligations under each Supplement to this Indenture, the Issuer hereby pledges, assigns, grants, transfers and conveys to the Indenture Trustee, on behalf of the Noteholders of all Series, a lien on and first priority security interest in all Excess Cash Available for Distribution pursuant to Section 302 of each Supplement (or such other or additional sections or clauses as may be provided in any particular Supplement). On each Payment Date under each Supplement for a Series, after payment of all other amounts then payable to the Indenture Trustee, any Noteholder or any other Person entitled thereto (except the Issuer), all Excess Cash Available for Distribution shall be paid to the Indenture Trustee for payment to the Noteholders under all other Series (each, a "Deficient Series") of the amount (the "Deficiency Amount") by which the amounts on deposit in the related Series Account are insufficient for the payment in full of all Outstanding Obligations then due and payable. Such Excess Cash Available for Distribution shall be paid to the Indenture Trustee(s) for each such Deficient Series in the proportion that the Outstanding Obligations for each such Deficient Series bears to the aggregate amount of Outstanding Obligations for all such Deficient Series. Only after all Deficiency Amounts existing on such Payment Date have been paid in full shall any such Excess Cash Available for Distribution be paid to the Issuer.

          Section 402. PRO RATA INTEREST. (a) Each Supplement pursuant to which a Series of Notes is issued shall identify the Eligible Engines and other Series Collateral that will be pledged as collateral security for the Notes and other Obligations for such Series. All Notes of a particular Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, except as provided in the related Supplement. All Notes of a particular Class within a Series are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

          (b) With respect to each Series of Notes, the execution and delivery of the related Supplement shall be upon the express condition that if the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

          Section 403.   INDENTURE TRUSTEE'S APPOINTMENT AS ATTORNEY-IN-FACT.
(a) The Issuer hereby irrevocably constitutes and appoints Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time at Indenture Trustee's discretion, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; PROVIDED, HOWEVER, that the Indenture Trustee has no obligation or duty to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument in connection with the grant or security interest in the Collateral hereunder.

          (b) Except upon the occurrence of an Event of Default, the Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403. The Issuer hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this
Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

          (c) The powers conferred on the Indenture Trustee hereunder are solely to protect Indenture Trustee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

          (d) The Issuer also authorizes the Indenture Trustee, at any time and from time to time upon the occurrence of any Event of Default (subject to the quiet enjoyment rights of any lessee of any Collateral), to (i) communicate in its own name, or to direct any other Person, including the Servicer or a replacement Servicer, to communicate with any party to any Contract with regard to the assignment of the right, title and interest of the Issuer in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (e) If the Issuer fails to perform or comply with any of its agreements contained herein and the Indenture Trustee, with the consent of or at the direction of the Requisite Global Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys' fees, of Indenture Trustee incurred in connection with such performance or compliance together with interest thereon at the rate specified in the related Supplement, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute obligations secured hereby.

          Section 404. RELEASE OF SECURITY INTEREST. The Indenture Trustee, at the written direction of the Servicer (which shall be the Administrative Agent if an Early Amortization Event shall have occurred), shall release from the security interest created pursuant to the terms of this Indenture, any Eligible Engine, the related Lease Agreement and any other Related Assets sold or transferred pursuant to Section 606(a) hereof. In effectuating such release, the Indenture Trustee shall be entitled to rely on a certificate of the Servicer (PROVIDED, HOWEVER, that after the occurrence of an Early Amortization Event, the Administrative Agent in its sole discretion shall be entitled to deliver such certification) identifying each Eligible Engine, the related Lease Agreement or other items to be released from the Lien of this Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate and stating that such release is in compliance with Sections 404 and 606(a) hereof.

          The Indenture Trustee will, promptly upon receipt of such certificate from the Servicer or the Administrative Agent and at the Issuer's expense, execute and deliver to the Issuer, the Seller or the Servicer, as appropriate, and each Series Enhancer, a non-recourse certificate of release substantially in the form of Exhibit F hereto and such additional documents and instruments as that Person may reasonably request (including UCC termination statements and appropriate filings with the FAA or other Governmental Authority) to evidence the termination and release from the Lien of this Indenture of such Eligible Engine, the related Lease Agreement and the other related items of Collateral.

          Section 405. ADMINISTRATION OF COLLATERAL. (a) The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Servicer to service and administer the Collateral in accordance with the provisions of the Servicing Agreement and agrees to provide the Servicer with such documentation, and to take all such actions, as the Servicer may reasonably request in accordance with the provisions of the Servicing Agreement or as the Issuer may request.

          (b) The Indenture Trustee shall promptly as practicable notify the Noteholders, each Series Enhancer and the Administrative Agent of any Servicer Default of which it has prior actual knowledge, and at the direction of the Requisite Global Majority, shall deliver to the Servicer a Servicer Termination Notice terminating the Servicer of its responsibilities in accordance with the terms of the Servicing Agreement. If the Administrative Agent is unable to locate and qualify a replacement Servicer within sixty (60) days after the date of delivery of the Servicer Termination Notice, then the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, a company acceptable to the Requisite Global Majority, and whose regular business includes equipment leasing, as the successor to the Servicer of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement, for such portion of the Servicing Fee as the Requisite Global Majority shall determine in its sole discretion. The Servicer shall continue to fulfill its duties and responsibilities as Servicer until such time as its replacement is appointed and has assumed such responsibilities. The replaced Servicer shall not be entitled to receive any compensation for any period after the effective date of such replacement, but shall be entitled to receive compensation for services rendered through the effective date of such replacement except to the extent that it is unable to fulfill such duties pending the appointment of a replacement Servicer. If the Servicer is unable to fulfill such duties pending the appointment of a replacement Servicer, the Administrative Agent may (but shall not be required to) take such actions which it is reasonably capable of performing and that have been directed by as the

Requisite Global Majority; PROVIDED, HOWEVER, that as a condition precedent to taking any such action, the Requisite Global Majority shall provide the Administrative Agent with (i) indemnification, reasonably satisfactory to the Administrative Agent, with respect to such actions and (ii) reimbursement of any out-of-pocket costs incurred by the Administrative Agent in taking such actions which have been approved by the Requisite Global Majority. In connection with the appointment of a replacement Servicer, the Indenture Trustee or Administrative Agent may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such replacement out of Collections as the Indenture Trustee, the Administrative Agent and such replacement Servicer shall agree; PROVIDED, HOWEVER, that no such revised compensation shall be in excess of the Servicing Fees permitted the Servicer under the Servicing Agreement and the arrangement for reimbursement of expenses shall be no more favorable than that set forth in the Servicing Agreement unless
(i) the Indenture Trustee (with the prior written consent of the Requisite Global Majority) shall approve such higher amounts or (ii) the outgoing Servicer shall agree to pay, out of its own funds, the replacement Servicer any such excess compensation and reimbursement; PROVIDED, FURTHER, that in no event shall either the Indenture Trustee or the Administrative Agent be liable to any replacement Servicer for the Servicing Fees or any additional amounts (including expenses and indemnifications) payable to such replacement Servicer, either pursuant to the Servicing Agreement or otherwise. The Indenture Trustee and such successor shall take such action, consistent with the Servicing Agreement, as shall be necessary to effectuate any such succession.

          (c) The Indenture Trustee may, and shall if directed by the Requisite Global Majority, at any time, upon the occurrence of any Servicer Default, after first notifying the Issuer of its intention to do so, notify Account Debtors of the Issuer, parties to the Contracts of the Issuer, obligors in respect of Instruments of the Issuer and obligors in respect of Chattel Paper of the Issuer that the Accounts and the right, title and interest of the Issuer in and under such Contracts, Instruments, and Chattel Paper (to the extent related to the Eligible Engines) have been assigned to Indenture Trustee and that payments shall be made directly to Indenture Trustee; provided that a replacement Servicer appointed pursuant to this Section 405 shall unless otherwise directed by the Requisite Global Majority exercise all of the foregoing rights, and that pending appointment of such replacement Servicer, the then current Servicer shall unless otherwise directed by the Requisite Global Majority be permitted to exercise such rights until the replacement Servicer assumes the responsibility of the Servicer. Upon the request of the Requisite Global Majority, the Issuer or Servicer shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence of a Servicer Default, the Indenture Trustee shall at the direction of the Requisite Global Majority communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Indenture Trustee's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

          (d) Upon the breach of any Engine Representations and Warranties giving rise to repurchase or substitution obligations of the Seller pursuant to
Section 2.02 of the

Contribution and Sale Agreement, the Issuer shall cause the Seller to fully satisfy such repurchase or substitution obligations and cause to be deposited in the Trust Account in accordance with the provisions of Section 2.02 of the Contribution and Sale Agreement, the Warranty Purchase Amounts received from, or on behalf of, the Seller with respect to such repurchase obligation. Upon obtaining actual knowledge or the receipt of notice by the Indenture Trustee that any repurchase or substitution obligations of the Seller under Section 2.02 of the Contribution and Sale Agreement have arisen, the Indenture Trustee shall notify the Series Enhancer, if any, for the Series to which the Engines to be repurchased or substituted are pledged, each Rating Agency and all Noteholders of the Series to which such Engines are pledged of such event and shall enforce such repurchase or substitution obligations at the direction of the Control Party for the affected Series.

          Section 406. QUIET ENJOYMENT. The security interest hereby granted to Indenture Trustee by the Issuer is subject to the rights of any lessee under the related Lease Agreement so long as such lessee is not in default under the Lease Agreement therefor and the Servicer under the Servicing Agreement (or the Indenture Trustee, as provided in Section 405(c)) continues to receive all amounts payable under the related Contract.

          Section 407. ACKNOWLEDGMENT. The Indenture Trustee agrees to execute any and all acknowledgments that the Issuer or the Seller may require with respect to the Lessee's right to continued quiet enjoyment of the related Engine.

                                      ARTICLE V

                          RIGHTS OF NOTEHOLDERS; ALLOCATION
                           AND APPLICATION OF COLLECTIONS;
                              REQUISITE GLOBAL MAJORITY

          Section 501. RIGHTS OF NOTEHOLDERS. The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account and any related Restricted Cash Account, and (iii) funds on deposit in any Series Account for such Series or Class, or payable with respect to any Series Enhancement for such Series or Class. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Collateral, Series Account or Series Enhancement for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Series.

          Section 502. COLLECTIONS AND ALLOCATIONS. With respect to each Collection Period, Collections on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

          Section 503. DETERMINATION OF REQUISITE GLOBAL MAJORITY. A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) the Control Party or Control Parties representing more than fifty percent (50%) of the Outstanding Obligations of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Outstanding Obligations of the related Series either in favor of or in opposition to such action, as the case may be) and (b) each Series Enhancer shall approve or direct such proposed action.

                                      ARTICLE VI

                                      COVENANTS

          As of the Effective Date of the first Series and for so long as any obligation of the Issuer under this Indenture, any Supplement or any Series of Notes remains unpaid, the Issuer shall observe each of the following covenants:

          Section 601.   PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT OF TAXES.
(a) The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

          (b) The Issuer will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer's activities and assets are promptly paid.

          Section 602. MAINTENANCE OF OFFICE. The chief executive office of the Issuer is located at 180 Harbor Drive, Suite 207, Sausalito, CA 94965. The Issuer shall not establish a new location for its chief executive office unless
(i) it shall have given to the Indenture Trustee, each Rating Agency, the Administrative Agent and each Series Enhancer not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee or any Series Enhancer may reasonably request, and (ii) with respect to such new location, it shall have taken at its own cost all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution to the Issuer of any Eligible Engine, the related Lease Agreements or any other Related Asset, and shall have delivered to the Indenture Trustee and each Series Enhancer copies of all filings required in connection therewith together with an Opinion of Counsel, satisfactory to the Indenture Trustee and the Series Enhancers, to the effect that such change of location does not impair such security interest and perfection.

          Section 603. CORPORATE EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and will obtain and preserve its qualification as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements issued hereunder and the Notes.

          Section 604. PROTECTION OF COLLATERAL. The Issuer will from time to time execute and deliver all amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Servicer, the Indenture Trustee or any Series Enhancer, take such other reasonable action necessary or advisable to:

          (a) grant more effectively the security interest in all or any portion of the Collateral;

          (b) maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof including executing and filing such documents as may be required under any international convention for the perfection of interests in Engines that may be adopted subsequent to the date of this Indenture;

          (c) perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to this Indenture;

          (d)  enforce any of the items of the Collateral;

          (e) preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders);

          (f) pay any and all taxes levied or assessed upon all or any part of the Collateral unless contested in good faith and such contest will not pose any risk of forfeiture; or

          (g) pay any and all fees, taxes and other charges payable in connection with the registration of this Indenture, any Supplement or any required financing statements with any applicable Governmental Authority.

          Section 605. PERFORMANCE OF OBLIGATIONS. Except as otherwise permitted by this Indenture, the Servicing Agreement or the Contribution and Sale Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument.

          Section 606. NEGATIVE COVENANTS. The Issuer will not, without the consent of the Control Party with respect to a Series:

          (a) sell, transfer, exchange or otherwise dispose of any of the related Series Collateral, except (i) in connection with a sale pursuant to
Section 816 hereof, or (ii) sales in the normal course of business so long as an Early Amortization Event or Event of Default does not then exist or would not exist immediately after such sale (with the giving of notice and/or the lapse of time). The Sales Proceeds of any such sale or other disposition shall not, unless an Early Amortization Event shall have occurred and be continuing, be less than the Net Book Value of the subject Eligible Engines;

          (b) claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes of a Series (other than amounts properly withheld from such payments under any applicable law) or assert any claim against any present or former Noteholder of such Series by reason of the payment of any taxes levied or assessed upon any of the related Series Collateral;

          (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or (ii) permit the Lien of this Indenture with respect to the Series Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Section 404 or Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to such Series Collateral, except as may be expressly permitted by the Servicing Agreement;

          (d) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Series Collateral or any part thereof or any interest therein or the proceeds thereof other than the Lien created pursuant to this Indenture; and

          (e) permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Series Collateral.

          Section 607. NON-CONSOLIDATION OF ISSUER. The Issuer represents, warrants and covenants to take the following actions to maintain its existence separate and apart from any other Person: (i) maintain books of account in accordance with generally accepted accounting principles and maintain its accounts, books and records separate from any other person or entity; provided, that the Issuer's assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Issuer; provided, however, that any such consolidated financial statement will make clear the Issuer's assets are not available to satisfy the obligations of such affiliate; (ii) not commingle its funds or assets with those of any other entity; (iii) hold its assets in its own name; (iv) conduct its business solely in its own name; (v) pay its own liabilities out of its own funds and assets; (vi) observe all corporate formalities; (vii) maintain an arms-length relationship with its affiliates; (viii) not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligation of any other entity, and will not permit any other person to assume or guarantee or become obligated for its debts or hold out its credit as being available to satisfy its obligations, except with respect to the Seller's obligations under the Guaranty; (ix) not acquire obligations or securities of its stockholders; (x) allocate fairly and reasonably overhead or other expenses that are properly shared with any other person or entity, including without limitation, shared office space, and use separate stationery, invoices and checks; (xi) identify and hold itself out as a separate and distinct entity under its own name and not as a division or part of any other person or entity;
(xii) correct any known misunderstanding regarding its separate identity, (xiii) not make loans to any person or entity; (xiv) not identify its stockholders, or any affiliates of any of them, as a division or part of itself; (xv) not enter into, or be a party to, any transaction with its stockholders or their affiliates, except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party; and (xvi) pay the salaries of its own employees, if any, from its own funds.

          Section 608.   NO BANKRUPTCY PETITION.  The Issuer shall not
(1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

          Section 609. LIENS. The Issuer shall not contract for, create, incur, assume or suffer to exist any Lien upon any of its property or assets, including, without limitation, any Capital Improvements, whether now owned or hereafter acquired, except for the Lien created pursuant to the terms of this Indenture.

          Section 610. OTHER DEBT. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness other than any Notes issued pursuant to this Indenture or any Supplement issued hereunder and other than under any Interest Rate Hedge Agreement, except trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer's charter documents.

          Section 611. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

          Section 612. CONSOLIDATION, MERGER AND SALE OF ASSETS. (a) The Issuer shall not consolidate with or merge with or into any other Person or convey or transfer to any Person all or substantially all of its assets without the prior written consent of each Control Party for each Series.

          (b) The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

          Section 613. OTHER AGREEMENTS. The Issuer will not enter into or become a party to any agreements or instruments other than this Indenture, the Supplements, the Contribution and Sale Agreement, the Note Purchase Agreements, or any other agreement(s) or amendments contemplated by this Indenture, any Supplement or the Contribution and Sale

Agreement, including, without limitation, any agreement(s) for disposition of the Contributed Assets permitted by Sections 612, 804 or 816 hereof and any agreement(s) for the sale or re-lease of a Engine made in accordance with the provisions of the Contribution and Sale Agreement. In addition, the Issuer will not amend, modify or waive any provision of the Contribution and Sale Agreement or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth therein.

          Section 614. CHARTER DOCUMENTS. The Issuer will not amend or modify its certificate of incorporation or by-laws without the prior written consent of the Control Party of each Series and otherwise in accordance with the provisions of such certificate of incorporation and by-laws.

          Section 615. CAPITAL EXPENDITURES. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for (i) acquisition of additional Eligible Engines from the Seller pursuant to the Contribution and Sale Agreement, (ii) any Capital Improvements and (iii) ordinary course expenditures for office equipment and similar or other related items.

          Section 616. PERMITTED ACTIVITIES. The Issuer will not engage in any activity or enter into any transaction except as permitted under its charter documents as in effect on the date on which this Indenture is executed.

          Section 617. INVESTMENT COMPANY ACT. The Issuer will conduct its operation in a manner which will not subject it to registration as an "investment company" under the Investment Company Act of 1940, as amended.

          Section 618. PAYMENTS OF COLLATERAL. If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee's security interest and shall immediately deposit such payment in the Trust Account.

          Section 619. NOTICES. The Issuer shall notify the Indenture Trustee, the Administrative Agent, each Rating Agency and each Series Enhancer in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (a) Event of Default. The occurrence of an Event of Default or any event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default;

          (b) Litigation. The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which might have or result in a Material Adverse Change;

          (c) Material Adverse Change. The occurrence of a Material Adverse Change;

          (d) Other Events. The occurrence of an Early Amortization Event or such other events that may, with the giving of notice or the passage of time or both, constitute an Early Amortization Event.

          Section 620. BOOKS AND RECORDS. The Issuer shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

          Section 621. TAXES. The Issuer shall pay when due, all of its taxes, unless and only to the extent that Issuer is contesting such taxes in good faith and by appropriate proceedings and Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

          Section 622.   SUBSIDIARIES.  The Issuer shall not create any
Subsidiaries.

          Section 623. INVESTMENTS. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

          Section 624. USE OF PROCEEDS. The Issuer shall use the proceeds of the Notes only for the purchase of Eligible Engines and the other Related Assets and for the payment of related expenses. In addition, Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

          Section 625. ASSET BASE CERTIFICATE. With respect to each Series, the Issuer shall prepare (or cause to be prepared) an Asset Base Certificate (if applicable) and deliver (if applicable) such Asset Base Certificate to the Indenture Trustee, each Series Enhancer, each Rating Agency and the Administrative Agent by not later than (i) each Payment Date and (ii) each date on which any Loan (as defined in a Supplement for a Series), if any, is made.

          Section 626. FINANCIAL STATEMENTS. The Issuer shall prepare and deliver to the Indenture Trustee, each Series Enhancer, each Rating Agency and the Administrative Agent, or shall cause the Servicer to prepare and deliver pursuant to the Servicing Agreement, promptly upon their becoming available, copies of Forms 8-K, 10-K and 10-Q filed with the Securities and Exchange Commission relating to the Issuer or the Servicer; provided, however, that in no event will the Forms 10-K be provided later than 120 days following the end of the period covered, and in no event will the Forms 10-Q be provided later than 60 days following the end of the period covered. All financial statements shall be prepared in accordance with GAAP.

          Section 627. SERVICING REPORT. The Issuer shall cause the Servicer to prepare and deliver to the Indenture Trustee, each Series Enhancer (if applicable), each Rating Agency (if applicable) and the Administrative Agent within 10 days of the end of each month, commencing the month immediately following the first delivery of Collateral, a Servicing Report (as defined in the Servicing Agreement).

          Section 628. CASH RECEIPTS REPORT. The Issuer shall (or cause the Servicer to) prepare and deliver to the Indenture Trustee, each Series Enhancer (if applicable), each Rating Agency (if applicable) and the Administrative Agent by not later than the 15th day of each month, a report detailing all cash receipts deposited into the Trust Account during the preceding month, which report shall also detail the source of such cash deposits and the Series Account to which such cash receipt was allocated.

          Section 629.   RESERVED.

                                     ARTICLE VII

                         DISCHARGE OF INDENTURE; PREPAYMENTS

          Section 701. FULL DISCHARGE. With respect to each Series of Notes, upon payment in full of the Outstanding Obligations of such Series, the Indenture Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created with respect to such Series, and to release the Issuer from its covenants contained in this Indenture and the related Supplement with respect to such Series in connection with the satisfaction and discharge of the Indenture, the Indenture Trustee shall be entitled to receive an Opinion of Counsel stating that such satisfaction and discharge is authorized and permitted. All Eligible Engines supporting a Series for which the Outstanding Obligations of such Series have been paid in full shall be released from the lien of this Indenture in accordance with Section 404 hereof.

          Section 702. PREPAYMENT OF NOTES. (a) MANDATORY PREPAYMENTS. At any time that the Outstanding Obligations of a Series exceed the Asset Base for such Series as evidenced by the related Asset Base Certificate received by the Indenture Trustee on any Determination Date, the Issuer shall on each Payment Date, either (i) acquire, free from all Liens except Permitted Encumbrances, additional Eligible Engines for such Series in an amount which shall increase the Asset Base for such Series to the required level, or (ii) prepay the outstanding principal amount, together with accrued interest thereon, of such Series of Notes in an aggregate amount equal to such excess, which prepayment shall be applied in accordance with the provisions of the related Supplement. So long as no Early Amortization Event is continuing, any mandatory Prepayment of one or more Series of Notes pursuant to this Section 702(a) may be accomplished by a deposit of funds directly into the related Series Account(s).

          (b) OPTIONAL PREPAYMENTS. The Issuer may, from time to time, on any Payment Date and upon at least four (4) Business Days' prior written notice to the Indenture Trustee, each Series Enhancer and the affected Noteholders, make an optional prepayment of principal of the Notes of any Series in whole or in part without premium or penalty except as may be set forth in any Supplement; PROVIDED, HOWEVER, that any partial prepayment of principal shall be in a minimum aggregate amount of One Million Dollars ($1,000,000). The Issuer shall promptly confirm any telephonic notice of prepayment in writing. Any optional Prepayment of principal made by the Issuer pursuant to this Section 702(b) shall also include accrued interest to the date of the prepayment on the amount being prepaid. So long as no Early Amortization Event is continuing, any optional prepayment of a Series of Notes pursuant to this Section 702(b) may be accomplished by a deposit of funds directly into the related Series Account.

          (c) After an Early Amortization Event, Prepayments will be deposited into the Trust Account and will be allocated to each Series based on Outstanding Obligations at the time of the Early Amortization Event.

          Section 703. UNCLAIMED FUNDS. In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of THE WALL STREET JOURNAL, notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder.
Any such unclaimed amounts shall be held by the Trustee in trust until the latest of (i) two years after the date of the publication described in the second preceding sentence, (ii) the date all other registered Noteholders of such Series shall have received full payment of all principal, interest, premium, if any, and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the registered Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of Notes. Thereafter any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on demand; and thereupon the Indenture Trustee shall be released from all further liability with respect to such monies, and thereafter the registered Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof except to obtain payment of such monies from the Issuer.

                                     ARTICLE VIII

                           DEFAULT PROVISIONS AND REMEDIES

          Section 801. EVENT OF DEFAULT. "Event of Default", wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

          (i) (A) default in (x) the payment of principal of the Notes of any Series on the Final Payment Date of such Series, or (y) if the related Supplement so specifies, the payment of the principal balance of the Notes on a Payment Date prior to the Final Payment Date for a period of ten calendar days without having been cured, or (z) the payment when due of any amount payable by the Issuer under any Series Enhancement; or

               (B) default in the payment of Guaranty Fees, if applicable, Indenture Trustee's Fees, or payment of interest or premium on the Notes of any Series for more than three (3) Business Days after the same shall have become due and payable in accordance with the terms of such Notes, this Indenture and the related Supplement; PROVIDED, HOWEVER, that the three (3) Business Day grace period set forth above shall be applicable only to the first three payment defaults pursuant to this clause (B);

          (ii) default in any material respect in the performance, or breach in any material respect, of any covenant of the Issuer in this Indenture (other than a covenant or agreement a breach of which or default in the performance of which breach is elsewhere in this Section specifically dealt with), the related Supplement or if any representation or warranty of the Issuer made in this Indenture, the related Supplement, or any other Related Documents or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith with respect to or affecting the Notes of such Series shall prove to be inaccurate in any material respect as of the time when the same shall have been made, and, except for breaches of any covenants set forth in Section 406 of any related Supplement for a Series, if such breach or default or inaccuracy is curable, continuance of such default or breach or inaccuracy for a period of 60 days after the earlier to occur of (i) actual knowledge of such default, breach or inaccuracy by the Issuer or (ii) the date on which there has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Series Enhancer or any Noteholder of such Series, a written notice specifying such default or breach or inaccuracy and requiring it to be remedied;

          (iii) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer or the Seller in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or the Seller, as the case may be, or for any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (iv) the commencement by the Issuer or the Seller of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer or the Seller, as the case may be, to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or the Seller, as the case may be, or any substantial part of their respective properties, or the making by the Issuer or the Seller, as the case may be of any general assignment for the benefit of creditors, or the failure by the Issuer or the Seller, as the case may be generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action;

          (v) any of the Related Documents for such Series ceases to be in full force and effect except to the extent that they are terminated in accordance with their terms after all payments have been made thereunder;

          (vi) the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan, or the occurrence of any event or condition with respect to a Plan which actually results in the imposition of a Lien on the Collateral.

          The occurrence of an Event of Default with respect to one Series of Notes (that has not been waived by the related Control Party) shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such other Series of Notes shall specifically provide to the contrary.

          Section 802. ACCELERATION OF STATED MATURITY; RESCISSION AND ANNULMENT. (a) If an Event of Default under Section 801 occurs and is continuing, then and in every such case the Control Party for a Series may declare the Outstanding Obligations for such Series to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by such Control Party, and upon any such declaration such Outstanding Obligations for such Series shall become immediately due and payable.

          (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, such Control Party, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                    (A) all of the installments of interest, premium and principal on all Notes which were overdue prior to the date of such acceleration;

                    (B) to the extent that payment of such interest is lawful, interest at the applicable Overdue Rate on the amounts set forth in clause (A) above;

                    (C) all sums paid or advanced by the Indenture Trustee hereunder or the Servicer and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture;

                    (D) all amounts due to any Series Enhancer (if applicable); and

                (ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
          Section 813 hereof.

     No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon.

          Section 803. COLLECTION OF INDEBTEDNESS. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 with respect to a Series and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders of such Series then Outstanding and any Series Enhancers of such Series, an amount equal to the sum of (i) the Outstanding Obligations of such Series including the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture and (ii) to the extent that the payment of such interest is lawful, interest on the amount set forth in clause (i) at the applicable Overdue Rate.

          Section 804. REMEDIES. If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify the applicable Rating Agencies, if any, of such Event of Default and shall, if instructed by the Control Party of a Series:

               (i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of such Series or under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the related Series Collateral and any other assets of the Issuer any monies adjudged due;

               (ii) subject to the quiet enjoyment rights of any Lessee under a Lease Agreement, sell, hold or lease the related Series Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

               (iii) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture and the related Supplement with respect to the related Series Collateral;

               (iv) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

               (v) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders of a Series hereunder; and

               (v) appoint a receiver or a manager over the Issuer or its assets.

          Section 805. INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. (a) In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders of the affected Series, and it shall not be necessary to make any affected Noteholder a party to any such Proceedings.

          (b) All rights of action and claims under this Indenture, the related Supplement or such Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes of the affected Series, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement.

          Section 806. ALLOCATION OF MONEY COLLECTED. If the Notes of a Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for the Notes of such Series shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee:

          FIRST:    To the payment of all amounts due the Indenture Trustee
under Section 905 hereof; and

          SECOND:   To the payment of all management fees or other servicing
fees as more particularly provided in each Supplement and in accordance with the terms of the related Servicing Agreement; PROVIDED, HOWEVER, that in no event shall the Servicing Fee then payable pursuant to each Supplement be less than the Minimum Servicing Fee Percentage of Engine Revenues of the Engines pledged pursuant to such Supplement.

          THIRD:    Any remaining amounts shall be distributed in accordance
with Section 302 (II) of each Supplement (or such other or additional related sections or clauses as may be provided in any particular Supplement) hereof but without duplication of any amounts specified in Section 302(II) of a Supplement that is also set forth in Section 806 (First) or (Second) above.

          Section 807.   LIMITATION ON SUITS.  Except to the extent provided in
Section 808 hereof, no Noteholder of a Series shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Control Party of such Series shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Holder or Holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose);

               (iv) the Indenture Trustee has, for 30 days after its receipt of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Control Party of such Series;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders of a Series.

          Section 808. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 809. RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee, any Series Enhancer or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, any Series Enhancer or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee, such Series Enhancer (if applicable) and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee, such Series Enhancer (if applicable) and the Holders shall continue as though no such Proceeding had been instituted.

          Section 810. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the Indenture Trustee, any Series Enhancer (if applicable) or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 811. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Indenture Trustee, of any Series Enhancer or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

          Section 812. CONTROL BY THE CONTROL PARTY OF THE AFFECTED SERIES. Upon the occurrence of an Event of Default with respect to a Series, the Control Party of the affected Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof,
(ii) such Control Party has offered to the Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 902(iii) hereof, (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

          Section 813. WAIVER OF PAST DEFAULTS. (a) The Control Party of a Series may, on behalf of all Noteholders of such Series, waive any past Event of Default with respect to such Series and its consequences, except an Event of Default with respect to such Series.

               (i) in the payment of (x) the principal balance of any Note on the Final Payment Date or (y) any required interest payment on any Note of any Series on any Payment Date, or

               (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 1002 of this Indenture.

          (b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; PROVIDED, HOWEVER, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

          Section 814. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; PROVIDED, HOWEVER, that the provisions of this Section shall not apply (i) to any suit instituted by the Indenture Trustee or any Holder or group of Holders, holding in the aggregate more than 10% of the aggregate principal balance of the Notes of all Series then Outstanding, or (ii) to any suit instituted by any Holder for the enforcement of (x) the payment of interest or principal on any Notes on any Payment Date or (y) the payment of the principal of any Note on or after the Final Payment Date of such Note.

          Section 815. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 816. SALE OF COLLATERAL. (a) The power to effect any sale (a "Sale") of any portion of the Series Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Series Collateral remaining unsold, but shall continue unimpaired until the entire Series Collateral shall have been sold or the Outstanding Obligations of the related Series shall have been paid in full. The Indenture Trustee at the direction of the Control Party of the related Series may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

          (b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture: (i) the Indenture Trustee, at the direction of the Control Party of the related Series, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

          (c) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee's rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

          Section 817. ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected


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

by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Series Enhancer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                                      ARTICLE IX

                           CONCERNING THE INDENTURE TRUSTEE

          Section 901. DUTIES OF INDENTURE TRUSTEE. The Indenture Trustee, prior to the occurrence of an Event of Default with respect to any Series or after the curing of any Event of Default with respect to any Series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement. If an Event of Default with respect to any Series has occurred and is continuing, the Indenture Trustee, at the direction of the Control Party of the related Series, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are in the form required by this Indenture and any applicable Supplement; PROVIDED, HOWEVER, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

          No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of any Event of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any Opinion of Counsel, certificates, statements, reports, documents, orders, opinions, appraisals, bonds or other documents or instruments believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

          (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the Indenture

     Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Control Party of a Series relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

          No provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purpose unless the Indenture Trustee provides written notice to the contrary, or (B) any Series Enhancer, if applicable (so long as its claims paying ability is rated "AAA" or "Aaa", as applicable) being deemed satisfactory for such purpose).

          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this
Section 901.

          Section 902. CERTAIN MATTERS AFFECTING THE INDENTURE TRUSTEE. Except as otherwise provided in Section 901 hereof:

          (i) The Indenture Trustee may consult with counsel of its selection and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;

          (ii) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Control Party of a Series, pursuant to the provisions of this Indenture, unless the such Control Party shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purpose, unless the Indenture Trustee provides written notice to the contrary or (B) any Series Enhancer if applicable (so long as its claims paying ability is rated "AAA" or "Aaa", as applicable) being deemed satisfactory for such purpose);

          (iii) The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (iv) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Control Party of a Series; PROVIDED, HOWEVER, that the Indenture Trustee may require reasonable security or indemnity against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purposes unless the Indenture Trustee provides written notice to the contrary) or (B) any Series Enhancer (so long as its claims paying ability is rated "AAA" or "Aaa," as applicable,) being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

          (v) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

          (vi) The Indenture Trustee shall not be charged with knowledge of any Default or Event of Default unless either a Trust Officer of the Indenture Trustee shall have actual knowledge or written notice of such shall have been given to a Trust Officer of the Indenture Trustee.

          The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as Indenture Trustee under this Indenture.

          Section 903. INDENTURE TRUSTEE NOT LIABLE. (a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Issuer or the Servicer in respect of the Collateral. The Indenture Trustee will be deemed to have appointed First Union Capital Markets Corp. to act as Administrative Agent under the terms of the Administration Agreement without negligence or willful misconduct.

          (b) The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Engine, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Seller or the Servicer with any covenant or the breach by the Seller or the Servicer of any warranty or representation made hereunder, in any Supplement or in any related document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Restricted Cash Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), the acts or omissions of the Seller or the Servicer taken in the name of the Indenture Trustee, or the acts or omissions of the Administrative Agent.

          (c) Except as expressly provided herein or in any Supplement, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Servicer under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

          Section 904. INDENTURE TRUSTEE MAY OWN NOTES. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

          Section 905. INDENTURE TRUSTEE'S FEES AND EXPENSES. The fees of the Indenture Trustee shall be paid by the Issuer in accordance with Section 302 of a related Supplement for a Series. The Issuer shall indemnify the Indenture Trustee and each of its officers, directors and employees for, and hold them harmless against, any loss, liability, damage claim or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, but not limited to, loss, liability, damage, claim or expense incurred by reason of the appointment of First Union Capital Markets Corp. to act as Administrative Agent).

          The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding

Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(iii) or Section 801(iv), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

          Section 906. ELIGIBILITY REQUIREMENTS FOR INDENTURE TRUSTEE. The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $250,000,000, (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term unsecured senior debt rating of "A-2" or better by Moody's Investors Service, Inc. or a long-term unsecured senior debt rating of "A" by Standard & Poor's Rating Services and short-term unsecured senior debt rating of "P-1" or better by Moody's Investors Service, Inc. or a short-term unsecured senior debt rating of "A-2" by Standard & Poor's Rating Services. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 907 hereof. In lieu of the foregoing eligibility requirements for the Indenture Trustee, The Bank of New York shall be an eligible Indenture Trustee.

          Section 907. RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Servicer, each Series Enhancer if applicable and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee each Series Enhancer if applicable, and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Requisite Global Majority may appoint a successor trustee or, if it does not do so within 30 days thereafter, the resigning Indenture Trustee, with the consent of each Series Enhancer, may petition any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

          If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, any Series Enhancer if applicable or the Servicer, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

          Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 908 hereof.

          Section 908. SUCCESSOR INDENTURE TRUSTEE. Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, Restricted Cash Account and any other Series Accounts. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

          No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Requisite Global Majority.

          Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

          Section 909. MERGER OR CONSOLIDATION OF INDENTURE TRUSTEE. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution


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

or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 910. SEPARATE INDENTURE TRUSTEES, CO-INDENTURE TRUSTEES AND CUSTODIANS. If the Indenture Trustee is not capable of acting outside the United States, it shall have the power from time to time to appoint one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

          Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


(i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

          (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

          (iv) the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.


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

          Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee and each Series Enhancer.

          Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

          No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

          The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee's obligations hereunder.

          Section 911. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Indenture Trustee hereby represents, warrants and covenants as of the Effective Date of each Series that:

          (a) ORGANIZATION AND GOOD STANDING. The Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

          (b) AUTHORIZATION. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

          (c) BINDING OBLIGATIONS. This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency,


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

reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

          (d) NO VIOLATION. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

          (e) NO PROCEEDINGS. There are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or
(C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

          (f) APPROVALS. Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of New York law governing the banking or trust powers of the Indenture Trustee.

          (g) SECURITIES ACCOUNTS. (i) The Indenture Trustee is a bank which regularly accepts in the ordinary course of its business securities of the same type as the applicable Collateral as a custodial service for its customers and maintains in the State of New York deposit accounts and securities accounts for its customers; (ii) The Indenture Trustee will at all times be acting solely in the capacity of a Securities Intermediary with respect to items of Collateral identified on its books and records; (iii) The Indenture Trustee will maintain its offices and books and records with respect to its securities accounts in the State of New York; (iv) The Indenture Trustee will at all times maintain an account with and be a member of The Federal Reserve Bank; and (v) The Indenture Trustee will act in accordance with, and fulfill its obligations under the terms of this Indenture and any Supplement hereto, on its part to be performed or observed, including, without limitation, crediting each Financial Asset (as defined in Section 8-102(a)(9) of the New York UCC) and any other property it receives in accordance thereunder to the appropriate Securities Account.

          Section 912. INDENTURE TRUSTEE OFFICES. The Indenture Trustee shall maintain in the State of New York an office or offices or agency or agencies where Notes may be


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

surrendered for registration of transfer or exchange, which office shall initially be located at 101 Barclay Street, New York, New York 10286, and shall promptly notify the Issuer, the Servicer and the Noteholders of any change of such location.

          Section 913. NOTICE OF EVENT OF DEFAULT. If the Indenture Trustee shall have actual knowledge of an Event of Default with respect to any Series, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and any Series Enhancer of such Series. For all purposes of this Indenture, in the absence of actual knowledge by a Corporate Trust Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default unless notified in writing thereof by the Issuer, the Seller, the Servicer, any Series Enhancer or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.


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

                                      ARTICLE X

                               SUPPLEMENTAL INDENTURES

          Section 1001. SUPPLEMENTAL INDENTURES NOT CREATING A NEW SERIES WITHOUT CONSENT OF HOLDERS. (a) Without the consent of any Holder and based on an Opinion of Counsel to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may, with the consent of the Series Enhancers if applicable, enter into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

                 (i) to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of one or more Series then Outstanding or of one or more Series Enhancers if applicable, or to surrender any right or power conferred upon the Issuer in this Indenture;

                 (ii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

                 (iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

                 (iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

                 (v) to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

                 (vi) to evidence the succession of the Indenture Trustee pursuant to Article IX; or

                 (vii)   to add any additional Events of Default.

Prior to the execution of any Supplement issued pursuant to this Section 1001, the Issuer shall provide written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.


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

          (b) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to all Noteholders of any affected Class then Outstanding, each Rating Agency if applicable of an affected Series and each affected Series Enhancer if applicable a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

          Section 1002. SUPPLEMENTAL INDENTURES NOT CREATING A NEW SERIES WITH CONSENT OF HOLDERS. (a) With the prior written consent of the Control Party of each affected Series, the Issuer and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such Supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

                 (i) reduce the principal amount of any Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or any Supplement, or the date on which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Payment Date thereof;

                 (ii)    reduce the percentage of Outstanding Notes required for
          (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes;

                 (iii) modify any of the provisions of this Section except to increase any percentage provided herein, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                 (iv) modify or alter the definition of the terms "Outstanding," "Requisite Global Majority", "Control Party", or "Asset Base" or "Depreciation Policy";

                 (v) impair or adversely affect the Collateral except as otherwise permitted herein;

                 (vi)    modify or alter Section 702(a) of this Indenture;


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

                 (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture; or

                 (viii) modify any of the provisions of this Indenture in such a manner as to affect the amount or timing of any payments of interest or principal due on any Note.

Prior to the execution of any Supplement issued pursuant to this Section 1002, the Issuer shall provide a written notice to each Rating Agency (if applicable) setting forth in general terms the substance of any such Supplement.

          (b) Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to all Noteholders of any affected Class, each Rating Agency of an Affected Class (if applicable) and the Series Enhancer (if applicable), a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

          Section 1003. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 1004. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 1005. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


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

          Section 1006. ISSUANCE OF SERIES OF NOTES. (a) The Issuer may from time to time direct the Indenture Trustee to execute and authenticate one or more Series of Notes (each, a "Series").

          (b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. No Series of Notes shall be subordinated, in right of payment or otherwise, to any other Series without the prior written consent of each Noteholder of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of the Control Party for any other Series, may amend this Indenture as applicable to such other Series, in accordance with Section 1002 hereof. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                 (i) on or before the tenth Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), the Issuer shall have given the Indenture Trustee, the Servicer, each Rating Agency for such Series and any Series Enhancer entitled thereto pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

                 (ii) the Issuer shall have delivered to the Indenture Trustee the related Supplement, in form satisfactory to the Indenture Trustee, executed by each party hereto other than the Indenture Trustee;

                 (iii) the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto and the Series Enhancer under such Enhancement Agreement shall have acknowledged in writing the terms of the Administration Agreement;

                 (iv) if such Series would modify the terms of any other Series previously issued and then Outstanding, then (i) the Control Party of each affected Series shall have given its prior written consent, (ii) the terms and conditions of Section 1002 shall have been complied with and (iii) the Rating Agency Condition shall have been satisfied with respect to the other affected Series;

                 (v) the Issuer shall have delivered to the Indenture Trustee, each Rating Agency (if applicable), each Series Enhancer (if applicable) and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues; and

                 (vi) such other conditions as shall be specified in the related Supplement.


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

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series.


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                                      ARTICLE XI

                                    HOLDERS LISTS

          Section 1101. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF HOLDERS. Unless otherwise provided in the related Supplement, Issuer will furnish or cause to be furnished to the Indenture Trustee and each Series Enhancer (as applicable) (but only with respect to any Series for which such Series Enhancer (as applicable) has provided enhancement (i) not more than 10 days after receipt of a request from the Indenture Trustee, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses and tax identification numbers of the Holders of Notes as of such Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee maintains the Note Register, no such lists shall be required to include the names and addresses received by the Indenture Trustee in such capacity.

          Section 1102. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as note registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.


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                                     ARTICLE XII

                               EARLY AMORTIZATION EVENT

          Section 1201. EARLY AMORTIZATION EVENT. With respect to any Series, as of any date of determination, the existence of any one of the following events or conditions:

          (1) The Outstanding Obligations of such Series on any Payment Date (after giving effect to all payments of principal to be paid on such Payment Date) exceeds the Asset Base of such Series for a period of 10 consecutive Business Days without having been cured; or

          (2) The occurrence of an additional Early Amortization Event as specified in the related Supplement for any Series.

          The occurrence of an Early Amortization Event with respect to one Series of Notes (that has not been waived by the related Control Party) shall constitute an Early Amortization Event with respect to all other Series of Notes then Outstanding unless waived by the Control Party for such other Series or unless the related Supplement with respect to each such other Series of Notes shall specifically provide to the contrary. If an Early Amortization Event with respect to any Series exists on any Payment Date, then such Early Amortization Event shall be deemed to continue until the Business Day on which the related Control Party waives in writing such Early Amortization Event.

          Section 1202. OTHER SERIES. If an Early Amortization Event with respect to any Series exists on any Payment Date, any Excess Cash Available for Distribution shall be paid, pro rata in accordance with the Outstanding Obligations of all other Series, on such Payment Date for application to all Outstanding Obligations until paid in full.


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                                     ARTICLE XIII

                               MISCELLANEOUS PROVISIONS

          Section 1301. COMPLIANCE CERTIFICATES AND OPINIONS. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                 (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1302.  FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.
(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.


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

          (b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1303. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be
(i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

          (c)    The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          Section 1304. INSPECTION. (a) Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, any Series Enhancer (if applicable) or the Administrative Agent and their duly authorized representatives, attorneys or


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accountants, for inspection and copying its books of account, records and reports relating to the Eligible Engines, the related Lease Agreements and the other items of Collateral, all in the format which the Servicer uses for its own operations. Such inspections shall be conducted during normal business hours and shall not unreasonably disrupt the Servicer's business. Any expense incident to the reasonable exercise by the Indenture Trustee, the Administrative Agent, each Series Enhancer (if applicable) or any Noteholder of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

                 (b) The Issuer also agrees (i) to make available on a reasonable basis upon reasonable request to the Indenture Trustee, Administrative Agent, any Series Enhancer (if applicable) or any prospective owner a Servicing Officer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer and (ii) to instruct the Servicer to allow the Indenture Trustee, Administrative Agent, any Series Enhancer (if applicable) or any prospective owner to inspect the Servicer's facilities upon reasonable request during normal business hours.

          Section 1305. LIMITATION OF RIGHTS. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Servicer as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Servicer acknowledge that any Series Enhancer (if applicable) for a Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

          Section 1306. SEVERABILITY. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

          The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

          Section 1307. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: 101 Barclay Street, 12th Floor East, Asset Backed Finance Unit, New York, New York 10286, (b) in the case of the Servicer, at the following address: 180 Harbor Drive, Suite 207, Sausalito, California 94965, (c) in the case of the Issuer, at the following address: 180 Harbor Drive, Sausalito, California 94965, with a copy to the Servicer at the address set forth in clause (b), (d) in the


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

case of each Rating Agency (if applicable), its address set forth in the related Supplement, in the case of any Series Enhancer (if applicable), at its address set forth in the related Supplement, or at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency (if applicable) pursuant to the terms of this Indenture with respect to any Series or Class shall terminate immediately if such Rating Agency (if applicable) no longer has a rating outstanding with respect to such Series or Class.

          Section 1308. CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Issuer arising out of or relating to this indenture, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Issuer hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Indenture, the Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Issuer hereby irrevocably appoints and designates CT Corporation Systems having an address at 1633 Broadway, New York, New York 10019, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Issuer agrees that service of process upon such party shall constitute personal service of such process on such Person. The Issuer shall maintain the designation and appointment of such authorized agent until all amounts payable under this Indenture shall have been paid in full. If such agent shall cease to so act, each of the Agent and the Seller shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

          Section 1309. CAPTIONS. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

          Section 1310. GOVERNING LAW. This Indenture shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

          Section 1311. NO PETITION. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or


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state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Note of any Series was Outstanding.

          Section 1312. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

          (a) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

          (b)    a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (c) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

          (d) the term "include" or "including" shall mean without limitation by reason of enumeration.

          Section 1313. EFFECTIVE DATE OF TRANSACTION. Notwithstanding that this Indenture is dated as of September 1, 1997, the various transfers, conveyances and transactions set forth in this Indenture, including, without limitation, the security interests granted pursuant to Section 401 hereof, shall not be effective until the date on which this Indenture is actually executed by the parties hereto.

          Section 1314. COUNTERPARTS. This Indenture may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                              WLFC FUNDING CORPORATION


                              By:    /s/ James D. McBride

                              Name:  JAMES D. McBRIDE

                              Title: CHIEF FINANCIAL OFFICER



                              THE BANK OF NEW YORK, as indenture trustee


                              By:    /s/ Cheryl L. Laser

                              Name:  CHERYL L. LASER

                              Title: ASSISTANT VICE PRESIDENT



                              THE BANK OF NEW YORK, as securities intermediary


                              By:    /s/ Cheryl L. Laser

                              Name:  CHERYL L. LASER

                              Title: ASSISTANT VICE PRESIDENT

                                      SCHEDULE 1


"Applicable Percentage" means ___________ percent (__%).*

"Depreciation Percentage" means ___________ percent (__%).*

"Minimum Servicing Fee Percentage" means __________ percent (__%).*




--------------------

* The redacted material on this Schedule has been omitted pursuant to a request for confidential treatment and the material has been filed separately.